                                                                EXHIBIT 10.32
                                     LEASE


                               855 Mission Court
                              Fremont, California


                   (Building One of Mission Corporate Center)


                LANDLORD:  METROPOLITAN LIFE INSURANCE COMPANY,
                             a New York corporation


                          TENANT:  TELESCIENCES, INC.
                             a Delaware corporation

                                     LEASE

                             SUMMARY OF BASIC TERMS


A.  REFERENCE DATE: February 24, 1992

B.  LANDLORD:  Metropolitan Life Insurance Company,
               a New York corporation

C.  TENANT:  TeleSciences, Inc.
             a Delaware corporation

D.  TRADE NAME (if any):  Not Applicable

E.  GUARANTOR (if any):  Not Applicable

F. PREMISES (Section 1.1, Exhibit A): Approximately 36,348 square feet of rentable area, comprising all of the Rentable Area in Building One (the "Building") of Mission Corporate Center, known as 855 Mission Court, located in the City of Fremont, County of Alameda, State of California, more particularly described on Exhibit A attached hereto.

    Project: The Building, other buildings, landscaping, parking spaces, roadways and walkways on the land commonly known as Mission Corporate Center, Fremont, California, which Project is more particularly described in
    Exhibit 8 attached hereto.

G. Parking Spaces (Section 1.3): Use of 135 Parking Spaces on an unassigned, unreserved basis and the use of 10 Parking Spaces on a reserved basis.

H.  TERM (Section 2.1):

         Projected Commencement Date:  April 15, 1992
         Expiration Date:  The last day of the sixty (60) month period which begins on the Commencement Date.

    The Term may be extended pursuant to Rider No. 1.

I.  BASE ANNUAL RENT (Section 3.1):

         Advance Rent paid upon Tenant's execution: $19,991.40

         Base Annual Rent*:

         Monthly installments*:
              Months  1 - 24:   $19,991.40
              Months 25 - 60:   $23,262.72

         * Subject to increase pursuant to Section 3.3.

         Base Annual Rent and Monthly installments during the Option Period are set forth in Rider No. 1.

J. PERMITTED USE (Section 4.1): Subject to the limitation on the use of Hazardous Material and other limitations and provisions of Article 4: office, research and development, assembly, warehousing and light manufacturing.

K.  ADDRESS FOR NOTICES (Article 23):

    To Landlord:                            With Copies To:

    Metropolitan Life Insurance Company     Metropolitan Life Insurance Company
    101 Lincoln Centre Drive, Suite 600     3 Lagoon Drive, Suite 300
    Foster City, CA  94404                  Redwood City, CA  94065
    Attention:  Vice President              Attention:  Assistant Vice President

    To Tenant:

    Before Commencement Date:                After Commencement Date:

    TeleSciences, Inc.                       The Premises
    600 Montgomery Street, 45th Floor
    San Francisco, CA  94111
    Attention:  Robert F. Onraet
                Executive Vice President
                & Chief Financial Officer

L.  TAXES AND OPERATING COSTS (Section 3.4):

         Tenant's Building Share:    100%
         Tenant's Project Share:     11.24%

M.  SECURITY DEPOSIT (Article 24):

    BASE SECURITY DEPOSIT (Article 24): Twenty-Three Thousand Two Hundred Sixty-Two Dollars and Seventy-Two Cents ($23,262.72), subject to increase as provided in Article 24.

    SUPPLEMENTAL SECURITY DEPOSIT (Article 24): Two Hundred Eighteen Thousand Eighty-Eight Dollars ($218,088.00).

N.  BROKER(S) (Article 25):

    J.R. Parrish, Inc.
    1960 The Alameda, Suite 100
    San Jose, CA  95126
    Attn:  Steven Condrey

    License No.:  00490878

    COOPERATING BROKERS:

    J.R. Parrish, Inc.
    1960 The Alameda, Suite 100
    San Jose, CA  95126
    Attn:  Michael L. Rosendin

    License No.:  00490878


    The General Lease Provisions identified above in parentheses are those provisions making reference to above-described Basic Terms. Each such reference in the General Lease Provisions shall incorporate the applicable Basic Terms. The Summary of Basic Terms and the General Lease Provisions each comprise a part of this Lease, and in the event of any conflict between the Summary of Basic Terms and the General Lease Provisions, the latter shall control.


TENANT:                                LANDLORD:

TELESCIENCES, INC.,                    METROPOLITAN LIFE INSURANCE COMPANY,
a Delaware corporation                 a New York corporation


By: /s/ ROBERT F. ONRAET               By: /s/ EDWARD J. HAYES
    -----------------------------          -----------------------------
    Robert F. Onraet                       Print Name:  Edward J. Hayes
    Its Executive Vice President           Its: Assistant Vice President
       & Chief Financial Officer


By: /s/  JOHN MCGUIRE
    -----------------------------
    John McGuire
    Its Vice President

                               TABLE OF CONTENTS

                                                                                               Page
                                                                                               ----

SUMMARY OF BASIC TERMS .......................................................................    i

TABLE OF CONTENTS ............................................................................  iii

ARTICLE 1 - PREMISES/COMMON AREAS/PARKING ....................................................    1
        Section 1.1 - Premises ...............................................................    1
        Section 1.2 - Common Areas ...........................................................    1
        Section 1.3 - Parking ................................................................    2

ARTICLE 2 - TERM/CONSTRUCTION OF PREMISES ....................................................    2
        Section 2.1 - Term ...................................................................    2
        Section 2.2 - Construction of Premises ...............................................    3
        Section 2.3 - Acceptance by Tenant ...................................................    3

ARTICLE 3 - RENT; BASE ANNUAL RENT; TAXES, BUILDING COSTS AND PROJECT COSTS ..................    3
        Section 3.1 - Rent ...................................................................    3
        Section 3.2 - Base Annual Rent .......................................................    4
        Section 3.3 - Increases in Base Annual Rent ..........................................    4
        Section 3.4 - Taxes, Building Costs and Project Costs ................................    4
        Section 3.5 - Additional Taxes .......................................................    7
        Section 3.6 - Late Payments; Charges; Interest; Default Rate .........................    8
        Section 3.7 - Consideration ..........................................................    8
        Section 3.8 - Time and Manner of Payment in General ..................................    8

ARTICLE 4 - USE AND OCCUPANCY ................................................................    9
        Section 4.1 - Permitted Use ..........................................................    9
        Section 4.2 - Compliance with Law ....................................................    9
        Section 4.3 - Compliance with Insurance Requirements .................................    9
        Section 4.4 - Certificates of Occupancy ..............................................    9
        Section 4.5 - Life-Safety Systems ....................................................   10
        Section 4.6 - Prohibited Uses ........................................................   10
        Section 4.7 - Definition of Hazardous Material .......................................   10
        Section 4.8 - Tenant's Obligations ...................................................   10
        Section 4.9 - Landlord's Exculpation .................................................   12
        Section 4.10 - Right of Contribution .................................................   13
        Section 4.11 - Monitoring ............................................................   13
        Section 4.12 - Abatement Activities ..................................................   14
        Section 4.13 - Effect on Proposed Assignments and Sublets ............................   14
        Section 4.14 - Hazardous Materials Management Plan ...................................   14
        Section 4.15 - Limitation of Tenant's Responsibility .................................   15

ARTICLE 5 - ASSIGNMENT/SUBLETTING/MORTGAGE ...................................................   15
        Section 5.1 - Prohibition; Definitions ...............................................   15
        Section 5.2 - Assignments or Subleases Subject to Landlord's Prior Written Consent ...   16
        Section 5.3 - Share of Proceeds of Assignment or Sublease ............................   17
        Section 5.4 - Landlord Options to Terminate Lease ....................................   17

ARTICLE 6 - ALTERATIONS ......................................................................   18
        Section 6.1 - Alterations ............................................................   18
        Section 6.2 - Mechanics' Liens .......................................................   19
        Section 6.3 - Alterations as Landlord's Property .....................................   19
        Section 6.4 - Indemnification ........................................................   19
        Section 6.5 - Survival ...............................................................   19

ARTICLE 7 - REPAIRS ..........................................................................   19
        Section 7.1 - Tenant's Obligations/Procedures ........................................   19
        Section 7.2 - Landlord's Obligations and Rights ......................................   20
        Section 7.3 - Statutory Waivers ......................................................   21
        Section 7.4 - No Liability of Landlord ...............................................   21

ARTICLE 8 - SUBORDINATION/PROTECTION OF LENDERS ..............................................   21
        Section 8.1 - Subordination ..........................................................   21
        Section 8.2 - Attornment to Successor ................................................   21
        Section 8.3 - Lender's Right to Cure .................................................   22
        Section 8.4 - Tenant's Financial Statements ..........................................   22
        Section 8.5 - Lease Modifications ....................................................   22

ARTICLE 9 - LIABILITY/INDEMNIFICATION ........................................................   22
        Section 9.1 - Landlord's Exculpation and Limited Liability ...........................   22
        Section 9.2 - Tenant's Liability, Indemnification and Hold Harmless ..................   23
        Section 9.3 - Survival and Conflicts with other Indemnity Provisions .................   23

ARTICLE 10 - DAMAGE/DESTRUCTION ..............................................................   23
        Section 10.1 - Destruction and Repair ................................................   23
        Section 10.2 - 180 Day and 60 Day Repair Criteria ....................................   24
        Section 10.3 - Lack of Insurance Proceeds ............................................   24
        Section 10.4 - No Release of Liability ...............................................   24
        Section 10.5 - Tenant's Negligence ...................................................   24
        Section 10.6 - Express Agreement Re Damage and Destruction ...........................   24

ARTICLE 11 - EMINENT DOMAIN ..................................................................   25
        Section 11.1 - Partial or Total Taking ...............................................   25
        Section 11.2 - Award .................................................................   25
        Section 11.3 - Sale to Condemning Authority ..........................................   25
        Section 11.4 - Proration/Abatement of Base Annual Rent ...............................   25
        Section 11.5 - Temporary Taking ......................................................   25

ARTICLE 12 - UTILITIES .......................................................................   26
        Section 12.1 - Utilities .............................................................   26

ARTICLE 13 - LANDLORD'S RIGHT OF ENTRY .......................................................   26

ARTICLE 14 - TENANT'S INSURANCE ..............................................................   26
        Section 14.1 - Tenant's Insurance ....................................................   26
        Section 14.2 - General Requirements of Tenant's Insurance ............................   27
        Section 14.3 - Waiver of Subrogation .................................................   27
        Section 14.4 - Landlord's Insurance ..................................................   28

ARTICLE 15 - INSOLVENCY OR BANKRUPTCY ........................................................   28
        Section 15.1 - Insolvency or Bankruptcy ..............................................   28
        Section 15.2 - Measure of Damages ....................................................   29
        Section 15.3 - Provision of Services and Assumption of Lease .........................   29

ARTICLE 16 - DEFAULT/REMEDIES ................................................................   29
        Section 16.1 - Events of Default .....................................................   29
        Section 16.2 - Termination of the Right to Possession ................................   30
        Section 16.3 - Rights Upon Termination ...............................................   30
        Section 16.4 - Continuance of Lease ..................................................   31
        Section 16.5 - Other Remedies ........................................................   31
        Section 16.6 - Waiver of Rights of Redemption and Time for Service of Notice .........   31
        Section 16.7 - Procedural Matters ....................................................   31

ARTICLE 17 - LANDLORD'S RIGHT TO PERFORM .....................................................   31

ARTICLE 18 - END OF TERM .....................................................................   32
        Section 18.1 - Condition of Premises .................................................   32
        Section 18.2 - Holding Over ..........................................................   32
        Section 18.3 - Conditions of Termination .............................................   32

ARTICLE 19 - QUIET POSSESSION ................................................................   32

ARTICLE 20 - RULES AND REGULATIONS ...........................................................   33

ARTICLE 21 - NO WAIVER/ENTIRE AGREEMENT/MODIFICATION .........................................   33

ARTICLE 22 - LANDLORD'S DEFAULT/LIABILITY ....................................................   33
        Section 22.1 - Force Majeure .........................................................   33
        Section 22.2 - Notice/Right to Cure ..................................................   33
        Section 22.3 - Limitation of Landlord's Liability ....................................   34
        Section 22.4 - Sale by Landlord ......................................................   34

ARTICLE 23 - NOTICES .........................................................................   34
        Section 23.1 - Notices to Tenant .....................................................   34
        Section 23.2 - Notices to Landlord ...................................................   34
        Section 23.3 - Notices Generally .....................................................   34

ARTICLE 24 - SECURITY DEPOSIT ................................................................   35
        Section 24.1 - General ...............................................................   35
        Section 24.2 - Supplemental Security Deposit & Changeover Date .......................   35
        Section 24.3 - Letter of Credit ......................................................   35

ARTICLE 25 - BROKERAGE .......................................................................   36

ARTICLE 26 - MISCELLANEOUS ...................................................................   36
        Section 26.1 - Captions and Construction .............................................   36
        Section 26.2 - Definitions ...........................................................   36
        Section 26.3 - Successors and Assigns ................................................   37
        Section 26.4 - Landlord's Approval ...................................................   37
        Section 26.5 - Joint and Several Liability ...........................................   37
        Section 26.6 - Governing Law .........................................................   37
        Section 26.7 - Severability ..........................................................   37
        Section 26.8 - Security Systems ......................................................   37
        Section 26.9 - Time of the Essence ...................................................   37
        Section 26.10 - Recordation ..........................................................   37
        Section 26.11 - Change of Name .......................................................   38
        Section 26.12 - Estoppel Certificates ................................................   38
        Section 26.13 - Authority ............................................................   38
        Section 26.14 - Attorneys' Fees ......................................................   38
        Section 26.15 - Waiver of Trial By Jury; Venue; Jurisdiction .........................   38
        Section 26.16 - INTENTIONALLY OMITTED ................................................   38
        Section 26.17 - Binding Effect .......................................................   39
        Section 26.18 - Signs ................................................................   39
        Section 26.19 - No Merger ............................................................   39
        Section 26.20 - Acknowledgement of Waivers and Limitations ...........................   39
        Section 26.21 - Exhibits; Riders; Addenda ............................................   39


LIST OF EXHIBITS

EXHIBIT A - Premises
EXHIBIT B - Project Description
EXHIBIT C - Confirmation of Lease Term
EXHIBIT D - Work Letter and Construction Agreement
EXHIBIT E - Rules and Regulations
EXHIBIT F - Sign Program
EXHIBIT G - List of Hazardous Materials
EXHIBIT H - Form of Subordination, Non-Disturbance and Attornment Agreement

                            GENERAL LEASE PROVISIONS

                   ARTICLE 1 - PREMISES/COMMON AREAS/PARKING

Section 1.1 - Premises

        Upon and subject to the terms, covenants and conditions hereinafter set forth, Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the Premises comprising the area described in Paragraph F of the Summary of Basic Terms, substantially as outlined on the floor plan(s) that have been signed by Landlord and Tenant and comprise Exhibit A hereto. The plan(s) set forth in Exhibit A are used solely for the purpose of identifying or designating the Premises under the terms of this Lease and any markings, measurements, dimensions, footages or notes of any kind contained thereon have no bearing upon any of the terms, covenants, conditions, provisions or agreements of this Lease and are not to be considered a part thereof.

Section 1.2 - Common Areas

        1.2.1 Tenant shall have the right to the nonexclusive use of all areas and facilities outside the Premises that are provided and designated by Landlord from time to time for the general non-exclusive use of tenants at the Project, and which are located outside the Building and outside other buildings designed for occupancy by tenants (and constructed from time to time by Landlord), but within the exterior boundary lines of the Project, including, without limitation, parking areas, loading and unloading areas, roadways, walkways and landscaped area (herein called "Project Common Area" or "Common Areas"). Landlord shall at all times have the right to use such Common Areas.

        1.2.2 Landlord shall maintain the Common Areas in a manner comparable to the manner other properties similar in size, character and location are maintained and operated by institutional owners. The manner in which the Common Areas are operated and the expenditures therefor shall be at the sole discretion of Landlord. The use of Common Areas shall be subject to the Rules and Regulations (as defined in Article 20) and the provisions of any covenants, conditions and restrictions affecting the Project, as Landlord shall make from time to time, as further provided in Section 1.2.4 and Article 20. Notwithstanding anything to the contrary in the Lease, Landlord shall not enact or modify any covenants, conditions or restrictions ("CC&Rs") or Rules and Regulations if such enactment or modification would unreasonably interfere with Tenant's use of the Premises. Landlord shall use its reasonable efforts to enforce such Rules and Regulations as against other tenants or occupants if nonenforcement would adversely and materially affect Tenant's use of the premises or Tenant's parking rights under the Lease.

        1.2.3 Exhibit A and Exhibit B show the approximate location of the Premises, Common Areas and Project and are not meant to constitute an agreement as to the specific location of the Premises, Common Areas or the elements thereby or of the means of access to the Premises, Building or the Project. Landlord hereby reserves the right, at any time and from time to time, as long as reasonable access to the Premises and Building remains available, to (a) use the Common Areas while engaged in making alterations in or additions or repairs to the Project, and (b) close temporarily any of the Common Areas for maintenance purposes. Tenant agrees that no diminution of light, air, or view by any structure that may be erected in, about or outside the Project after the date hereof shall entitle Tenant to any reduction of Base Annual Rent or any other Rent (as defined below) or result in any liability of Landlord to Tenant.

         1.2.4 Landlord reserves the right, from time to time, to grant such easements, rights and dedications as Landlord deems necessary or desirable, and to cause the recordation of parcel maps and covenants, conditions and restrictions in addition to the covenants, conditions and restrictions existing as of the Lease Date affecting the Project. Unless required by governmental authorities, Landlord shall not exercise its rights under this Section 1.2.4 if such easements, rights, conditions, maps and covenants, conditions and restrictions unreasonably interfere with Tenant's use of the Premises. At Landlord's request, Tenant shall promptly join in the execution of any of the aforementioned documents, subject to the provisions of Section 1.2.2, and Tenant shall be given a reasonable opportunity to review such documents before executing them. The Building and the Project may be known by any name that Landlord may choose, which name may be changed from time to time in Landlord's sole discretion.

        1.2.5 The rights of Tenant hereunder in and to the Common Areas shall at all times be subject to the rights of Landlord specified under this Lease. Tenant shall not use the Common Areas for its day-to-day business other than using appropriately designated areas of the Common Areas for ingress and egress, parking, or loading and unloading. Without limiting the generality of the foregoing, storage, either permanent or temporary, of any materials, supplies, equipment or refuse in the Common Areas is strictly prohibited. Should Tenant violate this provision of the Lease, in addition to and without waiver or limitation of any other rights of Landlord under this Lease, Landlord may, at its option after ten (10) days written advance notice to Tenant, remove said materials, supplies or equipment from the Common Areas and place such items in storage, the reasonable cost thereof to be paid by Tenant to landlord as additional Rent under this Lease within thirty (30) days after Landlord gives Tenant a statement therefor. All subsequent reasonable costs in connection with the storage of said items shall be paid to Landlord by Tenant as accrued. Tenant agrees that receiving and shipping goods and merchandise and all removal of refuse shall be made only by way of the designated loading areas immediately adjacent to and serving the Premises. If, in the opinion of the Landlord, unauthorized persons are using the Common Areas by reason of the presence of Tenant in the Premises, Tenant, upon demand of Landlord, shall correct such situation by appropriate action or proceedings against all such unauthorized persons. Nothing herein shall affect the right of Landlord at any time to remove any such unauthorized persons from said areas or to prevent the use of any of said areas by unauthorized persons. Notwithstanding any provision of this Section 1.2.5 to the contrary, Landlord shall exercise its rights in and to the Common Areas in a good faith manner that shall not unreasonably interfere with Tenant's use of the Premises.

Section 1.3 - Parking

        Tenant shall have the right for the benefit of Tenant and its employees, customers and invitees to the use of "Parking Spaces" for parking by vehicles no larger than full-sized passenger automobiles or pick-up trucks on those portions of the Project Common Areas provided and designated by Landlord from time to time for parking as follows: (i) to the use of one hundred thirty-five
(135) Parking Spaces on an unassigned, unreserved basis and (ii) to the use of ten (10) Parking Spaces on an assigned, reserved basis ("Reserved Spaces"). Landlord shall permit Tenant, at Tenant's sole cost, to designate the Reserved Spaces as reserved for Tenant's use, in a location adjacent to the lobby area of the Premises, subject to Section 4.2, including without limitation, all requirements relating to handicap or disabled parking and the location or relocation of such parking spaces. Landlord shall have no obligation for unauthorized use of the Reserved Spaces, nor shall Landlord be required to patrol or police the use of such spaces. Tenant shall not at any time park or permit the parking of motor vehicles, belonging to it or to others, so as to interfere with the walkways, roadways, or loading areas, or in any portion of the parking areas not designated by Landlord for such use by Tenant.

                   ARTICLE 2 - TERM/CONSTRUCTION OF PREMISES

Section 2.1 - Term

        2.1.1 The term of this Lease (the "Term") shall commence upon the date of Substantial Completion (as defined below) of the Premises, advanced for any Tenant Delay as provided below (the "Commencement Date") which the parties estimate will occur on the Projected Commencement Date and, except as otherwise provided herein or in any exhibit or addendum hereto, shall continue in full force to and including the Expiration Date. Should the Commencement Date be a date other than the Projected Commencement Date, Landlord and Tenant shall promptly execute a Confirmation of Lease Term in the form set forth as Exhibit C hereto, but the failure of either or both to do so shall not affect the establishment of the Commencement Date.

        2.1.2 "Substantial Completion" shall mean (and the Premises shall be deemed "Substantially Complete" upon) the later of (i) April 15, 1992 or (ii) that date by which all of the following have occurred: (a) Landlord has substantially completed Landlord's Work as defined in and in accordance with the Work Letter and Construction Agreement by and between Landlord and Tenant dated of even date herewith, a form of which is Exhibit D (the "Work Letter") of this Lease and in accordance with other provisions of this Lease, subject to Landlord's completion of punchlist work and repair of latent defects pursuant to
Section 2.3 below so that completion of the remaining punchlist items for Landlord's Work would not materially and adversely affect Tenant's use of the Premises, provided, however, that if Tenant occupies or uses the Premises for purposes other than fixturing as permitted under the Work Letter, the Premises shall be deemed to be in a condition which does not materially and adversely affect Tenant's use; (b) electric, water and sanitary sewer utilities are hooked up and available for use by Tenant; (c) the governmental entity responsible for issuing certificates of occupancy or equivalent occupancy approvals with respect to Landlord's work has issued the same or has provided Landlord with all documents or occupancy approvals (written or oral) which are customarily given prior to the actual delivery of a certificate of occupancy, whichever first occurs; and (d) Landlord has tendered actual possession of the Premises to Tenant. Landlord shall use its good faith efforts to notify Tenant thirty (30) days in advance of Landlord's estimate of the date upon which Substantial Completion will occur in order to provide Tenant additional information to make move-in arrangements, but in no event shall Landlord's failure to give such notice or to Substantially Complete Landlord's Work on the date estimated result in any liability of Landlord or default hereunder or in any way affect the determination of the Commencement Date under this Lease. For purposes of establishing the commencement of Tenant's obligations under this lease which have not previously commenced, such date shall be advanced to before the date of Substantial Completion by one day for each day of Tenant Delay (as defined in the Work Letter).

Section 2.2 - Construction of Premises

        2.2.1 Landlord shall perform the work and make the installations in the Premises substantially as set forth in the Work Letter (the "Landlord's Work"). Landlord's Work shall be performed by a general contractor as provided in the Work Letter. Other than Landlord's Work as described in the Work Letter, Landlord has no obligation to improve, alter, repair or remodel the Premises. All such installations shall immediately become and remain the property of Landlord.

        2.2.2 If Landlord shall be unable to give possession of the Premises on the Projected Commencement Date by reason of the fact that the Premises is not Substantially Complete, or for any other reason, any such delay resulting therefrom shall be deemed excused and Landlord shall not be subject to any liability for the failure to give possession on said date. Under such circumstances, except to the extent such delay results from Tenant Delay (as defined in the Work Letter) or is otherwise caused by activities of Tenant, its agents, its representatives or its contractors at the Project, neither the Term nor Tenant's obligation to pay Monthly Installments (as defined below) shall commence until possession of the premises is given or the Premises is available for occupancy by Tenant, as fixed in a notice given by Landlord to Tenant. No such failure to give possession on the Commencement Date shall in any way affect or impair the validity of this Lease or the obligations of Tenant hereunder, nor shall the same be construed in any way to extend the Expiration Date.

        2.2.3 Tenant shall have the right to enter into possession of and occupy all or any portion of the Premises prior to the Commencement Date, provided that Tenant first requests Landlord's permission adequately in advance of the proposed entry and provided that Tenant's entry in Landlord's opinion will not (i) delay the completion of Landlord's Work; (ii) interfere with or cause any delay in Landlord's Work; (iii) violate any applicable laws or regulations; or (iv) jeopardize any insurance maintained in connection with the Premises or Project or increase the premiums with respect thereto. If Tenant enters into the possession of and occupies all or any portion of the Premises prior to the Commencement Date to conduct its business operations, as contracted to and subject to entry for the limited purpose of Fixturing in accordance with the Work Letter, such occupancy shall be deemed to be under all the terms, covenants, conditions, provisions, and agreements of this Lease, including without limitation Tenant's obligation to pay Rent.

Section 2.3 - Acceptance by Tenant

        Neither Landlord nor Landlord's representatives have made any representations or promises with respect to the Project, Building or the Premises except as herein expressly set forth. Tenant acknowledges and agrees:
(a) that Tenant has been afforded ample opportunity to inspect the Premises and the Building, and has investigated their condition to the extent Tenant desires to do so, including their environmental condition, and (b) that Landlord has no obligation to remodel or to make any repairs, alterations or improvements to the Premises or the Building or remediate any condition therein, except as expressly provided in the Lease. The taking of possession of the Premises by Tenant shall be conclusive evidence, as against Tenant, that Tenant accepts the same in its then existing condition and that the Premises, the Building and the Project were in good and satisfactory condition at the time such possession was so taken subject to: (i) completion of a written punchlist mutually agreed upon by Landlord and Tenant, and (ii) latent defects in any portion of Landlord's Work or the Premises reported to Landlord in writing within one hundred eighty (180) days after the Commencement Date. As Tenant's sole right and remedy, and as Landlord's sole obligation, with respect to such punchlist items and latent defects, Landlord shall, with reasonable diligence, cause such items to be completed or corrected at its own expense; Landlord shall have no responsibility, liability, duty to indemnify, defend or hold Tenant harmless from any damages, losses, claims, liabilities, awards or actions related, directly or indirectly, to such items. For purposes of this Section 2.3 latent defects shall not include any defects which were readily apparent at the time the punchlist was delivered to Landlord. Notwithstanding the foregoing, Landlord's obligation with respect to latent defects shall not apply to equipment, materials or items specified by Tenant, but Landlord shall assign to Tenant Landlord's interest in any warranty from a subcontractor regarding such equipment or material after Tenant's written request for same. Landlord shall cooperate with Tenant to enforce all warranties with respect to the Premises which would reduce Tenant's maintenance obligations hereunder.

ARTICLE 3 - RENT; BASE ANNUAL RENT; TAXES, BUILDING COSTS AND PROJECT COSTS

Section 3.1 - Rent

        "Rent" as used herein shall refer to the Base Annual Rent (as defined in Section 3.2, below), and it may be adjusted as hereinafter provided in this Lease, plus all other sums and monetary obligations of Tenant payable to Landlord under this Lease including, but not limited to the following:

        (a) Any late charges or interest due pursuant to Section 3.6.1 and 3.6.2;

               (b) Tenant's Building Share of Building Costs due pursuant to this Article 3;

               (c) Tenant's Project Share of Taxes and Project Costs due pursuant to this Article 3:

               (d) Any consideration received by Tenant which is due to Landlord pursuant to Article 2; and

               (e)  Sums payable pursuant to Section 7.1.4.

Section 3.2 - Base Annual Rent

        Tenant shall pay to Landlord commencing on the Commencement Date and thereafter during the Term the Base Annual Rent set forth in the Summary of Basic Terms, which sum shall be payable by Tenant in consecutive monthly installments on or before the first day of each month ("monthly installment(s)"), in advance, in the manner described more particularly in
Section 3.8.1, provided, however, that Tenant shall pay the amount of Advance Rent set forth in Paragraph 1 of the Summary of Basic Terms concurrently with Tenant's execution of this Lease, which shall be a credit against the first monthly installments as they become due. If the Commencement Date should occur on a day other than the first day of a calendar month, or the Expiration Date should occur on a day other than the last day of a calendar month, then the Monthly Installment for such fractional month shall be prorated on a daily basis based upon a thirty (30) day calendar month. In addition to the Base Annual Rent, Tenant shall pay the amount of any Rent, Rent increase or adjustment, and additional payments when and as hereinafter provided in this Lease.

Section 3.3 - Increases in Base Annual Rent

        3.3.1 Each Monthly Installment of Base Annual Rent payable by Tenant under Section 3.2 shall be increased by adding to the amount of each Monthly Installment set forth in the Summary of Basic Terms additional sums determined as set forth below:

               (a) The product of Fifteen Thousandths of a Dollar ($0.015) multiplied by the amount of the Second Level Tenant Improvement Allowance (as defined in the Work Letter) paid by the Landlord; plus

               (b) The product of Twenty Thousandths of a Dollar ($0.20) multiplied by the amount of the Third Level Tenant Improvement Allowance (as defined in the Work Letter) paid by Landlord; plus

               (c) The product of Two Hundred and Twenty-Five Ten Thousandths of a Dollar ($0.0225) multiplied by the amount of the Fourth Level Tenant Improvement Allowance (as defined in the Work Letter) paid by Landlord.

        3.3.2 As soon as Landlord obtains the necessary data, it shall determine and notify Tenant in writing of the increases in Monthly Installments. Commencing with the Monthly Installment next following at least ten (10) days after such notice was given by Landlord, Tenant shall (i) from that date through the end of the Term pay the Monthly Installments as so increased, as and when due, and (ii) on that date pay retroactively the cumulative amount of increases with respect to the Monthly Installments which were previously paid or payable by Tenant.

Section 3.4 - Taxes, Building Costs and Project Costs

        3.4.1 Definitions. The following terms shall be defined as set forth below:

               (a) "Computation Year" shall mean the calendar year, provided that Landlord, upon notice to Tenant, may in good faith change the Computation Year from time to time to any other twelve (12) consecutive month period and, in the event of any such change, Tenant's Building Share of Building Costs and Tenant's Project Share of Taxes and Project Costs shall be equitably adjusted for the Computation Years involved in any such change.

               (b) "Tenant's Building Share" shall be One Hundred percent (100%) and has been computed by dividing the Rentable Area of the Premises by the total Rentable Area of the Building. Rentable Area of the Premises shall be 36,348 square feet and Rentable Area of the Building shall be 36,348 square feet.

               (c) "Tenant's Project Share" shall be Eleven and Twenty-Four hundredths percent (11.24%) and has been computed by dividing the Rentable Area of the Premises by the total Rentable Area of the Project. Rentable Area of the Project shall be 323,241 square feet. Tenant acknowledges that it has been given an opportunity to verify the accuracy of the square footage figures set forth in the foregoing Section 3.4.1(b) and this Section 3.4.1(c). Whether or not Tenant has taken the opportunity to verify the foregoing figures, Tenant agrees to accept such square footage figures as being accurate. Landlord reserves the right to increase or decrease the size of the Project or the buildings therein designed for occupancy by tenants, and to recalculate the Rentable Area contained

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
therein, and in the event of any such increase, decrease or recalculation, Landlord shall recompute Tenant's Project Share.

        (d) "Taxes" shall mean all taxes and assessments, general or special, ordinary or extraordinary, unforeseen as well as foreseen, levied upon or with respect to all or any portion of the Project and the areas used in connection with the operation of the Project, the Rent, and the personal property contained in the Project and used in connection with the management and maintenance of the Project imposed by federal, state or local governments or governmental assessment districts. Taxes shall not include Landlord's income, franchise, capital stock, estate or inheritance taxes. Taxes shall include, without limitation, all general real property taxes, general and special assessments, gross receipts taxes, annual or periodic license or use fees, excise, transit charges, housing fund and child care assessments, charges imposed for social services, police, fire, or environmental protection, other business taxes and the cost of contesting by appropriate proceedings any of the aforementioned Taxes (with respect either to validity or amount). If, because of any change in the method of taxation of real estate, any tax or assessment is imposed upon Landlord or upon the owner of the land and/or the Building and/or the Project or any part thereof and/or the areas used in connection with the operation of the Building and/or the Project or the rents or income therefrom, in substitution for or in lieu of any tax or assessment which would otherwise be a real estate tax or assessment, or with respect to any subject matter which was during the fiscal year 1977-1978 the subject of real estate tax or assessment, such other tax or assessment shall be deemed to be included in Taxes. If any Taxes are specially assessed by reason of the occupancy or activities of one or more tenants and not the occupancy or activities of the tenants as a whole, such taxes shall be allocated by Landlord to the tenant or tenants whose occupancy or activities brought about such assessment and Tenant shall pay any such taxes so allocated to Tenant. In case there shall be a reduction of the assessed valuation for any tax year, the Rent on account of Tenant's Project Share of Taxes shall be recalculated and Landlord, after receiving a refund or after the delinquency date of its next tax bill in the event Landlord is given a credit, will credit against the Rent on account of Tenant's Project Share of Taxes next becoming due from Tenant such sums as may be due to Tenant by reason of the recalculation, less the expenses incurred in effecting such reduction.

        (e) "Building Costs" shall mean the aggregate amount of all Operating Costs (defined below) to the extent the same are incurred with respect to the Building, as distinguished from the portion of Operating Costs incurred solely with respect to the Project Common Areas or solely with respect to the Project generally.

        (f) "Project Costs" shall mean the aggregate amount of (i) Insurance Costs (defined below) plus (ii) Operating Costs, but for purposes of this
Section 3.4.1(f) excluding Building Costs from Operating Costs.

        (g) "Insurance Costs" shall mean, with respect to all or any portion of the Project, including, without limitation, the Building, other buildings and improvements in the Project, Project Common Areas and the areas used in connection with the Project, the aggregate amount of all costs, expenses and expenditures paid or incurred by Landlord or Landlord's authorized representatives of fire, extended coverage, all-risk, property damage, boiler, sprinkler, rent, public liability or commercial general liability, earthquake or other insurance and the deductible portion of any insured loss otherwise covered by such insurance.

        (h) No Double Counting. In no event shall any portion of Building Costs, Project Costs or Insurance Costs be assessed or counted against Tenant more than once.

        (i) "Operating Costs" shall mean, with respect to the Building or to all or any portion of the Project and the areas used in connection therewith, as the case may be, the aggregate amount of all costs, expenses and expenditures paid or incurred, by Landlord or Landlord's authorized representatives of: (i) wage and labor costs and expenses applicable to persons engaged in the management, operation, maintenance, overhaul or repair, whether they be employed by Landlord or as independent contractors (including, without limitation, the cost effect of any increase or decrease in the hours of employment or the number of paid holidays or vacation days, social security taxes, unemployment insurance taxes and the cost (if any) of providing disability, hospitalization, medical, welfare, pension, retirement, or other benefits applicable with respect to such employees); (ii) utilities, utilities surcharges, water and sewer charges, fuel, building supplies and materials, other supplies and materials, equipment, tools, service contracts, security, or any costs levied, assessed or imposed by, or at the direction of, or resulting from statutes or regulations or interpretations thereof, promulgated by any federal, state, regional, municipal or local government authority in connection with the use or occupancy of the Building or the Common Areas or the Project, including, without limitation, the parking facilities serving the Project;
(iii) a management fee and costs incurred in or associated with the management of the Project; (iv) the repair, replacement and maintenance of the nonstructural portions of the Project or any portion thereof, (including, without limitation, the plumbing, heating, ventilating, air-conditioning, elevator, electrical, security, fire and life-safety systems installed or furnished by Landlord and the nonstructural portions of the roof of the Building; (v) costs incurred in or associated with providing, operating, maintaining, repairing and replacing the Common Areas and facilities therein; (vi) gardening and landscaping maintenance of signs and tenant directories, repairs, repainting, maintenance, resurfacing, painting, lighting, cleaning, janitorial services, refuse removal and similar items; (vii) association fees, assessments or maintenance charges if the Landlord is obligated to pay such charges; (viii) capital expenditures together with all costs and interest thereon at an annual rate equal to the reference rate of interest announced publicly from time to time by Bank of America M.T. & S.A. (or any successor bank) at its San Francisco Headquarters, or any successor rate of interest thereto (the "Reference Rate") plus two (2) percentage points, but in no event in excess of the maximum rate of interest permitted to be contracted by law, all amortized over their actual useful life; (ix) rental of personal property used in connection with any of the foregoing; (x) the costs and expenses paid or incurred by Landlord or Landlord's authorized representatives of legal, accounting and consulting fees and of permits, certificates and licenses required in connection with the Project or any portion thereof; (xi) amortized cost of personal property used exclusively for the management or operation of the Project (or a reasonable and equitable pro rata share of such amortization if such personal property is not so exclusively used); and (xii) such other items as are now or hereafter customarily included in the cost and expense of managing, operating, maintaining, overhauling and repairing all or any portion of the Project and areas used in connection with the operation thereof. All such costs, expenses and expenditures shall be determined in accordance with generally accepted accounting principles which shall be consistently applied (with accruals appropriate to Landlord's business). Notwithstanding anything to the contrary contained herein, Landlord agrees that in any event the replacement of the following items shall be amortized over their actual useful life with interest thereon at an annual rate equal to the Reference Rate plus two (2) percentage points: (1) entire or the major portion of the roof membrane (but not the patching of lesser portions of the roof membrane from time to time) of the Building, (ii) condenser, compressor, cooling coils and blower which are part of the heating, ventilating and air conditioning system of the Building, (iii) ceiling or wall mounted space heaters of the Building, and (iv) the resurfacing (but not resealing) of the parking area. Operating Costs shall not include "Operating Costs Exclusions" defined below.

               (j) "Operating Costs Exclusions" shall mean (i) the initial construction cost of the Project, or the costs of Tenant Improvements to be paid pursuant to the Work Letter, or depreciation of such costs; (ii) debt service (including, without limitation, interest, principal and any impound payments) required to be made on any mortgage or deed of trust recorded with respect to all or any part of the Project other than debt service and financing charges imposed pursuant to Section 3.4.1(i)(viii); (iii) any rent payable under any ground lease now or hereafter affecting the Project; (iv) leasing commissions and other costs and expenses incurred in connection with negotiations or disputes with prospective or present tenants in the Project; (v) expenditures relating to the repair of the structural components of each of the following: foundations, exterior walls, roof and any interior load bearing walls of the Building (but with respect to the roof these provisions do not exclude and Tenant shall, subject to Section 3.4.1(i), Section 3.4.1(j)(vi) and Section 7.2, bear all other roof costs); (vi) expenditures allocable to the first twelve (12) months of the Term of this Lease for necessary repairs of the window glazing, roof membrane and expenditures for repair of the heating, ventilating and air conditioning systems of the Building which exceed the cost of the contract for maintenance of the heating, ventilating and air conditioning system; (vii) capital expenditures relating to repairs, alterations or improvements to the Building or the Project required by governmental authorities to comply with building code provisions existing as of the Lease Date or required to comply with requirements of Landlord's Insurance or of covenants, conditions and restrictions applicable as of the Lease Date; (viii) costs, expenses and expenditures to the extent incurred with respect to other buildings designed for occupancy by tenants in the Project, as distinguished from costs, expenses and expenditures incurred solely with respect to Project Common Areas or solely with respect to the Project generally; (ix) specific costs which, pursuant to other provisions of this Lease, Tenant is obligated to pay in full, including without limitation costs of Tenant's performance of obligations to be performed by Tenant under this Lease and payments which Tenant is obligated to make directly to any party, including, without limitation, providers of goods, services, utilities or labor; (x) fines and penalties imposed because of willful violation of law by Landlord or its agents, employees or contractors without a good faith basis for contesting the law or its applicability; (xi) fines and penalties imposed because of a violation of law by any other occupant of the Project or its respective agents, employees or contractors; (xii) specific costs for which Landlord is legally entitled to reimbursement from others (other than contribution by other tenants of the Project comparable to Tenant's contributions based upon Tenant's Project Share); and (xiii) costs to correct any defect in Landlord's Work or the Premises pursuant to Section 2.3.

        3.4.2 Tenant shall pay in advance on the first day of each month to Landlord as additional Rent one twelfth (1/12) of each of (a) Tenant's Building Share of Building Costs for each Computation Year and (b) Tenant's Project Share of Taxes and Project Costs for each Computation Year, in an amount estimated by Landlord and billed by Landlord to Tenant. Landlord shall have the right to revise such estimate from time to time. Any assessments which are included as Taxes shall be payable over the maximum allowable term that the same can be paid without penalty or additional charge of any kind payable to the taxing authority. Without limiting the generality of the foregoing, if any general or special assessments for public improvements are levied against the

Premises, the Building or the Project, Landlord may elect either to pay the assessment in full or to allow the assessment to go to bond and pay it in installments. In either case, however, for the purposes of calculation of the amount payable as Tenant's Project Share of Taxes for each Computation Year, a sum equal to the installments of principal and interest which would have become due during the Term had Landlord allowed the assessment to go to bond shall be included in Taxes and the premium for any bond, if any, shall be included in Taxes when such premium is paid by Landlord or over such other period as Landlord may elect. With reasonable promptness after Landlord has received the tax bills and support for Operating Costs for a Computation Year, but not more than one hundred eighty (180) days after the close of such year, Landlord shall furnish Tenant with a statement (herein called "Landlord's Statement") showing a comparison of estimated Building Costs, Taxes and Project Costs to the actual costs of the same for such Computation Year, and Tenant's Building Share and Tenant's Project Share of those estimated and actual amounts. If Tenant's Building Share of actual Building Costs and Tenant's Project Share of actual taxes and Project Costs for such Computation Year exceeds Tenant's payments of the estimated amounts of such categories for such Computation Year, Tenant shall pay to Landlord the difference within thirty (30) days after Landlord's Statement is given to Tenant, and if the total amount of Building Costs, Taxes and Project Costs respectively paid by Tenant for any such Computation Year shall exceed Tenant's Building Share of actual Building Costs and Tenant's Project Share of actual Taxes and Project Costs for such Computation Year, such excess shall be credited against the next installments of Tenant's Building Share of Building Costs and Tenant's Project Share of Taxes and Project costs due from Tenant to Landlord hereunder. If there is an increase in Taxes (by reason of an increase in assessed valuation or otherwise) affecting prior Computation Year(s) at any time after rendition of Landlord's Statement for such year(s), Tenant shall pay to Landlord the Tenant's Project Share of such increase in Taxes attributable to such year(s) within thirty (30) days after Landlord's Statement is given to Tenant.

        3.4.3 If the Term shall commence or the Lease shall terminate on a date other than the first or last day of a Computation Year, Tenant's Building Share of Building Costs and Tenant's Project Share of Taxes and Project Costs for such partial Computation Year shall be appropriately adjusted by Landlord. To the extent such Building Costs, Taxes and Project Costs are not affected by Tenant's occupancy of the Premises or by this Lease, Tenant's Building Share and Tenant's Project Share of those items shall be in the proportion that the number of days of the Term included in such partial Computation Year bears to
365. During such partial Computation Year(s) Tenant shall pay Tenant's Building Share of Building Costs and Tenant's Project Share of Taxes and Project Costs in the same time and manner provided in Section 3.4.2 with the following exceptions that (i) if the Commencement Date is not the first day of a Computation Year, on or before the first day of the Term, or as soon thereafter as practicable, Landlord may bill Tenant, and Tenant shall pay, an amount payable per month for the remainder of the Computation Year which in the aggregate shall equal Tenant's Building Share of estimated Building Costs and Tenant's Project Share of estimated Taxes and Project Costs for the partial Computation Year, and (ii) if the Lease terminates before the end of a Computation Year and if Landlord's Statement shows that (a) Tenant has overpaid, Landlord shall remit the amount of such overpayment to Tenant within fifteen (15) days after issuance of Landlord's Statement or (b) Tenant has underpaid, Tenant shall pay Landlord the amount of such underpayment to Landlord within fifteen (15) days after issuance of Landlord's Statement.

        3.4.4 For purposes of calculating estimated and actual Taxes, Building Costs and Project Costs for any period during which the Building or Project is less than one hundred percent (100%) occupied Landlord may, at its option, add these amounts of Taxes, Building Costs and Project Costs which Landlord determines, in good faith, it would have incurred had the Project been one hundred percent (100%) occupied during any such period.

        3.4.5 At Tenant's written request made within thirty (30) days after Landlord's Statement is given to Tenant for the Computation Year in question, Landlord shall within a reasonable time after each such request make available for review by Tenant any invoices, statements and other documents evidencing the Building Costs, Project Costs and Taxes for those categories of such costs and taxes which are specifically identified by Tenant in such request.


Section 3.5 - Additional Taxes

        In addition to the Base Annual Rent and other Rent to be paid by Tenant hereunder, as additional Rent hereunder, Tenant shall reimburse Landlord, upon demand, for any and all taxes payable by Landlord (other than net income taxes) whether or not now customary or within the contemplation of the parties hereto: (a) by reason of the manner of occupancy or activities of Tenant; or
(b) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, the Building, the Project, or any portion thereof; or (c) upon the value of Tenant's personal property located in the Premises or in any storeroom, garage or any other place in the Premises or the Building or the Project, or the areas used in connection with the operation of the Building or Project, it being the intention of Landlord and Tenant that, to the extent possible, such personal property taxes shall be billed to and paid directly by Tenant, or
(d) resulting from overstandard tenant improvements to the Premises whether title thereto is in Landlord or Tenant; or (e) upon this transaction; or
(f) upon, allocable to, or
measured by the Rent payable hereunder, including without limitation, any gross receipts tax or excise tax levied by any governmental or taxing body with respect to the receipt of such Rent. The taxes described in this Section 3.5 may be referred to as "Additional Taxes". Additional Taxes paid by Tenant pursuant to this Section 3.5 shall not be included in any computation pursuant to Section 3.4.


Section 3.6 - Late Payments; Charges; Interest; Default Rate

        3.6.1 Tenant acknowledges that the late payment of Rent or any other sum due from Tenant will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impractical to fix. Such costs include, without limitation, processing and accounting charges, late charges that may be imposed on Landlord by the terms of any encumbrance, or notes secured by any encumbrance, covering the Premises and the cost of money used by Landlord in place of such Rent or other sum. Therefore, if any installment of Rent or other sum due from Tenant is not received by Landlord on the date the same is due, Tenant shall pay to Landlord as additional Rent, on demand, an additional sum of five percent (5%) of said installment of Rent or other amount as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment by Tenant. Acceptance of any late charges shall not constitute a waiver of Tenant's default with respect to the overdue amount, or prevent Landlord from exercising any of the rights and remedies available to Landlord under this Lease or under law or equity. Notwithstanding the foregoing, no late payment charge shall be payable as provided in this Section with respect to the first two occasions of delinquency during any twelve (12) month period during the Term hereof if the Rent in question is paid within five
(5) business days after the date it is due, whether or not tenant has been given written or oral notice of a failure to pay Rent.

        3.6.2 Notwithstanding any other provisions of this Lease, any Rent or other sums due to Landlord hereunder not paid to Landlord when due hereunder shall bear interest from the date such payment is due until the same have been fully paid, at a rate (the "Default Rate") that is equal to the lesser of
(i) four (4) percentage points above the Reference Rate (defined in Section 3.4.1) adjusted monthly on the first day of each month, and (ii) the highest rate permitted to be contracted for by law. The payment of such interest shall not constitute a waiver by Landlord of any default by Tenant hereunder. Notwithstanding the foregoing, no interest shall be payable as provided in this Section with respect to the first two occasions of delinquency during any twelve (12) month period during the Term hereof if the Rent in question is paid within five (5) business days after the date it is due, whether or not Tenant has been given written or oral notice of a failure to pay Rent.


Section 3.7 - Consideration

        The Base Annual Rent has been established in contemplation that
(i) Tenant will occupy the Premises for the entire Term and (ii) in the event of any Assignment of this Lease or Sublease of substantially all of the Premises, Landlord and Tenant have agreed that Landlord shall have the rights provided in Section 5.4 to terminate this Lease. Tenant expressly acknowledges and agrees that this Section 3.7 was a material inducement to Landlord in establishing the Base Annual Rent in the amount herein provided and that Landlord has relied on this covenant and agreement in executing this Lease.


Section 3.8 - Time and Manner of Payment in General

        3.8.1 All Rent shall be payable in lawful money of the United States of America at the address specified for Landlord in the summary of Basic Terms, or at such other place as Landlord shall designate in writing, without any prior demand therefor and without any abatement, deduction or cutoff whatsoever.

        3.8.2 Except where a longer or shorter period is specifically provided for in this Lease with respect to a particular expenditure, Tenant shall pay to Landlord, within ten (10) days after notice by Landlord to Tenant of bills or statements therefor: (a) sums equal in all reasonable expenditures made and monetary obligations incurred by Landlord in connection with the remedying by Landlord of Tenant's default, including, without limitation, reasonable expenditures made and obligations incurred for reasonable legal counsel fees, (b) sums equal to all losses, costs, liabilities, damages and expenses referred to in Article 9, and (c) sums equal to all reasonable expenditures made and monetary obligations incurred by Landlord in collecting or attempting to collect the Base Annual Rent, or any other Rent or sum of money accruing under this Lease or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, reasonable expenditures made and obligations incurred for reasonable legal counsel fees. Tenant's obligations under this Article 3 shall survive the termination of this Lease.

                          ARTICLE 4  USE AND OCCUPANCY

Section 4.1 - Permitted Use

     Tenant shall use and occupy the Premises only for the specific purposes set forth in Paragraph J of the Summary of Basic Terms, and for no other purpose. The character of the occupancy of the Premises, as restricted by this
Article 4 and as further restricted by Article 5, and any of the Rules and Regulations attached to this Lease or hereafter adopted, is an additional consideration and inducement to Landlord for the granting of this Lease.

Section 4.2 - Compliance with Law

     4.2.1 Tenant, at Tenant's expense, shall comply with all laws, rules, orders, ordinances, directions, regulations and requirements of federal, state, county and municipal authorities (a) pertaining to Tenant's use of the Premises and (b) relating to Tenant's use or occupancy of the Premises, the Building and the Project and with the recorded covenants, conditions and restrictions, regardless of when they become effective, including, without limitation, all applicable federal, state and local laws, regulations or ordinances pertaining to air and water quality, Hazardous Materials (as defined below), and waste disposal, air emissions and other environmental matters, all zoning and other land use matters, and utility availability and with any direction of any public officer or officers, pursuant to law, which shall impose any duty upon Landlord or Tenant with respect to the use or occupancy of the Premises. Notwithstanding the foregoing, Tenant shall have no obligation to make capital expenditures (or take any other action) relating to repairs, alterations or improvements to the Premises required by governmental authorities to comply with building code provisions existing as of the Lease Date. Without limiting the generality of the foregoing, Tenant shall at Tenant's sole cost and expense take all proper and necessary action to cause the Premises to be kept, maintained, used and occupied in compliance with the Americans With Disabilities Act of 1990, as amended from time to time.

     4.2.2 Without limiting its obligations under Section 4.2.1, Tenant covenants and agrees to comply with all laws, rules, regulations and guidelines now or hereafter made applicable to the Premises by government or other public authorities respecting the disposal of waste, trash, garbage and other matter (liquid or solid), generated by Tenant, its employees, agents, contractors invitees, licensees, guests and visitors, the disposal of which is not otherwise the express obligation of Landlord under this Lease, including, but not limited to, laws, rules, regulations and guidelines respecting recycling and other forms of reclamation (all of which are herein collectively referred to as "Waste Management Requirements"). Tenant covenants and agrees to comply with all rules and regulations established by Landlord to enable Landlord from time to time to comply with Waste Management Requirements applicable to Landlord (i) as owner of the Premises and (ii) in performing Landlord's obligations under this Lease, if any.

Section 4.3 - Compliance with Insurance Requirements

     Tenant shall not do or permit to be done any act or thing in or upon the Premises which will invalidate or be in conflict with any insurance policy covering the Building or Project or any of the areas used in connection with the operation thereof or its fixtures, appurtenances or equipment or the property located therein, and shall not do, or permit anything to be done, in or upon the Premises, or bring or keep anything therein, which shall increase the rates of any insurance on the Building or Project or any of the areas used in connection with the operation thereof or its fixtures, appurtenances or equipment or on property located therein. So long as such use is otherwise permitted by the terms of this Lease, and provided that such use does not pose an unreasonable risk of harm to persons or property, the fact that Tenant's use increases Landlord's insurance rates shall not be deemed an event of default under this Lease, so long as Tenant pays the increased cost of any applicable insurance premium. If by reason of the failure of Tenant to comply with the provisions of this Article 4 any insurance premium shall at any time be higher than it otherwise would be, then, without Landlord's waiving any rights it may have against Tenant hereunder as a result of such failure, Tenant shall reimburse landlord for that part of all such premiums thereafter paid by Landlord which shall have been charged because of such violations by Tenant, and shall make such reimbursement upon the first day of the month following such expenditure by Landlord.

Section 4.4 - Certificates of Occupancy

        Tenant shall not at any time use or occupy the Premises in violation of the certificates of occupancy issued for the Premises, Building or Project. In the event that any department of the city or county of the state in which the Project is located shall hereafter at any time contend or declare that the Premises are used for a purpose which is in violation of such certificate or certificates of occupancy, Tenant shall immediately discontinue such use of the Premises. Failure by Tenant to discontinue such use after such notice shall be considered a default under this Lease and Landlord shall have the right to exercise any and all rights and privileges and remedies given to Landlord by and pursuant to the provisions of Article 16 hereof. Any statement in this Lease of the nature of the business to be conducted by Tenant in the Premises shall not be deemed or construed to constitute a representation or guaranty by Landlord that such business is lawful or permissible or will continue to be lawful or permissible under any certificate of occupancy issued for the Premises, Building or Project or otherwise permitted by law.

Section 4.5 - Life-Safety Systems

        If there now is or shall be installed in the Building or Project a sprinkler system, heat or smoke detection system or any other so-called life-safety system and (i) any such system or any of its appliances shall be damaged or injured or not in proper working order by reason of any act or omission of Tenant or Tenant's agents, servants, employees, contractors, visitors or licensees, then, subject to the provisions of Section 14.3 below, Tenant shall forthwith restore the same to good working condition; and (ii) if the Insurance Services Office or any similar body of any bureau, department or official of the state, county or city government, or any governmental authority having jurisdiction over the Premises, shall require or recommend that any changes, modifications, alterations, or additional equipment be made or supplied in or to any such system by reason of Tenant's specific business, or the location of partitions, trade fixtures, or other contents of the Premises installed by Tenant, Tenant shall, at Tenant's expense, promptly make and supply such changes, modifications, alterations, or additional equipment.

Section 4.6 - Prohibited Uses

        4.6.1 Tenant shall not occupy or permit any portion of the Premises to be occupied for a use which would be prohibited by any other portion of this Lease (including but not limited to any Rules and Regulations then in effect) or in violation of law. Nothing in this Section 4.6.1 shall expand the permitted use of the Premises as set forth in Section 4.1.

        4.6.2 Tenant shall not do or permit to be done any act or thing upon the Premises which would subject Landlord to any liability or responsibility for injury to any person or persons or to any property by reason of any business or operation being carried on upon the Premises or for any other reason, and Tenant hereby indemnifies and agrees to protect, defend and hold harmless Landlord against any such liability or responsibility. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant's expense in settings sufficient to absorb and prevent vibration. Tenant shall not install any machine or equipment which may adversely affect the structure of the Building without obtaining Landlord's prior written consent, which consent may be conditioned on such terms as Landlord may require. Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot area which such floor was designed to carry and which is allowed by law.

Section 4.7 - Definition of Hazardous Material

      As used herein, the terms "Hazardous Material" or "Hazardous Materials" shall mean any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of California or the United States Government and include, without limitation, any material or substance which is (i) defined as "extremely hazardous waste" under Section 25115, "hazardous waste" under Section 25117, "restricted hazardous waste" under
Section 25122.7, or listed pursuant to Section 25140, of the California Health and Safety Code, Division 20, Chapter 6.5 (Hazardous Waste Control Law), (ii) defined as a "hazardous substance" under Section 25316 of the California Health and Safety Code, Division 20, Chapter 6.8 (Carpenter-Presley-Tanner Hazardous Substance Account Act), (iii) defined as a "hazardous material", "hazardous substance", or "hazardous waste" under Section 25501 of the California Health and Safety Code, Division 20, Chapter 6.95 (Hazardous Materials Release Response Plans and Inventory), (iv) defined as a "hazardous substance" under Section 25281 of the California Health and Safety Code, Division 20, Chapter 6.7 (Underground Storage of Hazardous Substances), (v) petroleum, natural gas, synthetic gas or any form or combination of any of the foregoing, (vi) asbestos,
(vii) listed under Article 9 or defined as hazardous or extremely hazardous pursuant to Article 11 of Title 22 of the California Administrative Code, Division 4, Chapter 20, (viii) designated as a "hazardous substance" pursuant to
Section 1317 of the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et. seq.), (ix) defined as "hazardous waste" pursuant to Section 6903 of the Federal Resource Conservation and Recovery Act, (42 U.S.C. Section 6901 et seq.), (x) defined as "hazardous substances" pursuant to Section 9601 of the Comprehensive Environmental Response, Compensation and Liability Act, (42 U.S.C.
Section 9601 et. seq.) or (xi) identified in Sections 66680 through 66685 of Title 22 of the California Administrative Code, Division 4, Chapter 30, as all of the foregoing may be amended from time to time.

Section 4.8 - Tenant's Obligations

        4.8.1 Tenant shall not use, generate, handle, manufacture, produce, store, release, discharge or dispose of, on, under, in or about the Project or Premises, or transport to or from the Project or Premises, any Hazardous Material or allow its employees, agents, contractors, invitees or any other person or entity to do so, except to the extent of the types and quantities of Hazardous Materials expressly identified on Exhibit G to this Lease. Without in any way limiting, affecting or derogating from the foregoing prohibition, Tenant shall be bound by, observe and perform the conditions, covenants and provisions set forth in this Article 4 with respect to Hazardous Materials. The foregoing prohibition of Hazardous Materials shall not apply to any ordinary use and incidental storage of small and insignificant amounts of substances in the regular and ordinary use of common office business machines provided the same do not constitute, give rise to, or create any substantial risk of any occurrence, condition, or event as a consequence of which pursuant to any Environmental
Law: (i) Tenant, Landlord, or any owner, occupant, or person having any interest in the Premises shall be liable, or (ii) the Premises shall be subject to any legal restriction on use, ownership or transferability, or
(iii) any Remedial Work (defined below) shall be required.

        4.8.2 Tenant, at its sole cost, shall comply with all Environmental Laws (defined below) relating to Hazardous Materials on, under or about the Project, Premises or Building, including the responsibility to obtain and maintain current all permits required for its operations in connection with Hazardous Materials. Any and all federal, state or local laws, ordinances, rules or regulations pertaining to Hazardous Materials or to health, industrial hygiene or environmental conditions on, under or about the Project, Premises or Building including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et. seq. ("CERCLA"), the Resource Conservation and Recovery Act of 1976, 42 U.S.C.
Section 6901 et. seq. ("RCRA"), the Clean Air Act, 42 U.S.C. Section 7401 et. seq., the Porter Cologne Water Quality Control Act, California Water Code
Section 13000 et. seq., California Hazardous Waste Control Act, Health and Safety Code Section 25100 et. seq., Carpenter-Presley-Tanner Hazardous Substance Account Act, California Health and Safety Code Section 25300 et. seq., those laws described in Section 4.7 hereof and implementing regulations and rules, all as amended, are herein collectively referred to as "Environmental Laws".

        4.8.3 Tenant shall be responsible for and shall protect, defend, indemnify, and hold Landlord and its directors, officers, employees, agents, representatives, contractors, successors and assigns, any lessor under any ground or underlying lease and any mortgagee or beneficiary under any mortgage or deed of trust encumbering the Project, Premises or Building (for purposes of this Section 4.8 collectively "Landlord Indemnitees") harmless from and against all claims, costs, damages (consequential or otherwise), fines, judgments, penalties, losses and liabilities, (including, without limitation, (i) diminution in value of the Premises, Building or Project, (ii) damages for the loss or restriction on use of rentable or usable space or of any amenity on the Premises, Building or Project, (iii) loss of rental income,
(iv) cost of any investigation, monitoring, removal, restoration, abatement, repair, clean-up, detoxification or other ameliorative work of any kind or nature required by any governmental agency having jurisdiction thereof, or by Landlord indemnitees in the exercise of their good faith business judgment, or by any third party having reasonable grounds to request such work (collectively "Remedial Work"), (v) damages arising from any adverse impact on marketing of space in the Building or Project, (vi) costs of the preparation and implementation or any closure, remedial or other required plans, (vii) damage to natural resources or to property other than the Premises, Building or Project or harm to any person or animal, and (viii) sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees, to the extent the foregoing claims, fees or expenses arise (directly or indirectly) out of or attributable to Tenant's or its employees', agents', representatives', contractors', successors', assigns', sublessees', Transferees' (as defined hereinbelow) and invitees' (collectively herein "Agents") use, generation, handling, manufacture, production, storage, release, threatened release, discharge, disposal or transportation of Hazardous Materials on, under, in or about the Project Premises or Building (collectively a "Release" or "Released").

        4.8.4 In the event of the occurrence of a Release, Tenant shall, at its sole expense and within thirty (30) days after demand by Landlord (or such shorter period of time as may be required under applicable laws or by any governmental entity having jurisdiction thereof) commence to perform (commencing to perform shall include, without limitation, retention of any necessary third party consultants or contractors) and thereafter diligently prosecute to completion such remedial work as is necessary to restore the Premises and the Project to the condition existing prior to such Release and to remediate the effects of any Release. All such Remedial Work shall be performed in conformance with the requirements of Landlord, in the exercise of its good faith business judgment, and all applicable laws including, but not limited to all Environmental Laws and regulations relating to Hazardous Materials. All Remedial Work shall be performed in accordance with the terms and conditions of this Lease and by one or more contractors, approved in advance in writing by Landlord, and under the supervision of a consulting engineer approved in advance in writing by Landlord, in the exercise of its good faith business judgment. Such approvals shall not be unreasonably delayed. All costs and expenses of such Remedial Work shall be paid by Tenant including, without limitation, the charges of such contractor(s) and/or the consulting engineer, and Landlord's reasonable attorneys' fees and costs incurred in connection with monitoring or review of such Remedial Work. In the event Tenant shall fail to timely commence, or cause to be commenced, or fail to diligently prosecute to completion such Remedial Work, Landlord may, but shall not be required to, cause such Remedial Work to be performed and all costs and expenses thereof, or incurred in connection therewith, shall become immediately due and payable.

        4.8.5 In the event there is a release, discharge or disposal of or contamination by a Hazardous Material which is of the type that has been stored, handled, transported or otherwise used by Tenant or its Agents on, under, in or about the Premises or Project and such Hazardous Material is of the type not known to exist prior to the Commencement Date on or about the Premises, Building or Project, Tenant shall have the burden of proving that such release, discharge, disposal or contamination is not a Release then such release, discharge, disposal or contamination shall be deemed a Release and the provisions of this Section 4.8 would be applicable thereto.

        4.8.6 Upon the expiration or earlier termination of this Lease, Tenant shall remove from the Premises, Building and Project all Hazardous placed or Released on, under or in the Premises, Building and Project by Tenant or its Agents, and all trade fixtures, furnishings and/or equipment associated with the use, storage or disposal of Hazardous Materials placed on, under or in the Premises, Building or Project by Tenant or its Agents, and perform any closure work, investigation and environmental remedial work required by applicable Environmental Laws or by any governmental authority having jurisdiction with respect to the Premises or Tenant's activities thereon. Removal and disposal of any and all such Hazardous Materials, equipment or fixtures shall be performed in strict accordance with all applicable Environmental Laws.

        4.8.7 In any matter covered by this Section 4.8 the Landlord Indemnitees shall have the right to employ its or their own counsel at the expense of Tenant. The Landlord Indemnitees shall have the right, but not the obligation, at the expense of Tenant, to settle, adjust or compromise any claim, suit or judgment against the Landlord Indemnitees arising out of the matters covered herein.

        4.8.8  Tenant shall give immediate written notice to Landlord of:

               (a) Any action, proceeding or inquiry by any governmental authority (including, without limitation, the California State Department of Health Services, the State or any Regional Water Quality Control Board, the Bay Area Air Quality Management District or any local governmental entity) with respect to the presence of any Hazardous Material on the Project, Premises or Building or the migration thereof from or to other property;

               (b) All demands or claims made or threatened by any third party against Tenant or the Project, Premises or Building relating to any loss or injury resulting from any Hazardous Materials; and

               (c) Any spill, release, discharge or nonroutine disposal of Hazardous Materials that occurs with respect to the Project, Premises or Building or Tenant's operations, including, without limitation, those that would constitute a violation of Health and Safety Code Section 25249.5 or any other Environmental Law;


               (d) All matters of which Tenant is required to give notice pursuant to Section 25359.7 of the California Health and Safety Code; and

               (e) Tenant's discovery of any occurrence or condition on, under, in or about the Project, Premises or Building or any real property adjoining or in the vicinity of the Project, Premises or Building which may cause the Premises, Building or Project or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use under any Environmental Law including without limitation, Tenant's discovery of any occurrence or conditions on, under or in any real property adjoining or in the vicinity of the Project, Premises or Building that could cause the Project, Premises or Building or any part thereof to be classified as "border-zone property" under the provisions of California Health and Safety Code Sections 25220 et. seq. or any regulation adopted in accordance therewith, or to be otherwise subject to any restrictions on the ownership, occupancy, transferability or use of the Project, Premises or Building under any Environmental Law.

        4.8.9 Tenant's obligations under this Article 4 shall survive the termination of this Lease.

Section 4.9 - Landlord's Exculpation

        4.9.1 Landlord and Tenant acknowledge that Landlord may become legally liable for the costs of complying with Environmental Laws relating to Hazardous Materials which are not the responsibility of Landlord or Tenant, including the following: (i) Hazardous Materials present in the soil or ground water on, under or in the Premises, Building or Project of which Landlord has no actual knowledge as of the Commencement Date; (ii) a change in Environmental Laws which make Hazardous Materials which are present on, under or in the Premises, Building or Project as of the Commencement Date, whether known or unknown to Landlord, a violation of such new Environmental Laws; (iii) Hazardous Materials that migrate, flow, percolate, diffuse or in any way move to or under the Premises, Building or Project; or (iv) Hazardous Materials present on, under, or in the Premises, Building or Project as a result of any discharge, dumping or spilling (whether accidental or otherwise) by prior or other occupants or lessees of the Premises, Building or Project or their agents, employees, contractors or invitees, or by others.

        4.9.2 In the event any of the circumstances described in Section 4.9.1 materialize, Landlord and Tenant agree that under such circumstances (i) Landlord shall have no liability to Tenant for and no obligation to indemnify, defend, protect and hold Tenant harmless from any damages, claims, penalties, judgments, fines, costs, liabilities or losses (including, without limitation, diminution in value of the Premises, Building or Project, damages for the loss or restriction on use of rentable or usable space or of any amenity on or in the Premises, Building or Project, loss of business, damages for harm to natural resources or to property other than the Premises, Building or Project or injury to persons or animals, and sums paid in settlement of claims, attorneys' fees, consultant and expert fees) which Tenant may incur during or after the Term as a result of such contamination, (ii) the provisions of
Article 10 shall apply in the event there is any restriction on Tenant's use of the Premises, and (iii) the cost of complying with the Environmental Laws relating to Hazardous Materials affecting the Premises, Building or Project for which Landlord is legally liable and which are paid or incurred by Landlord shall be Project Operating Costs unless the cost of such compliance, as between Landlord and Tenant, is made the responsibility of Tenant pursuant to Section
4.3. To the extent any such Project Operating Costs relating to Hazardous Materials are subsequently recovered or reimbursed through insurance, or recovery from responsible third parties, or other action, Tenant shall be entitled to a proportionate reimbursement to the extent it has paid its share of such Project Operating Costs to which such recovery or reimbursement relates.

Section 4.10 - Right of Contribution

        Except as expressly provided in this Article 4 to the contrary, neither Landlord nor Tenant shall be deemed to have waived any rights of contribution which either party may have against the other party at law in connection with costs, claims, damages or liabilities arising out of or resulting from the use, presence, disposal or clean-ups of Hazardous Materials in the Premises, Building or Project.

Section 4.11 - Monitoring

        4.11.1 Entry for Inspection and Testing. Tenant expressly agrees that Landlord shall have the right to enter the Premises to inspect the Premises and/or to perform an environmental investigation and assessment of the Premises (an "Environmental Assessment") upon reasonable notice to Tenant, and that this right to perform an investigation and assessment shall include, without limitation, the right to test for any release, threatened release, discharge or disposal or any Hazardous Material. Landlord's entry shall be carried out in a manner so as not unreasonably to interrupt or interfere with Tenant's business operations. An Environmental Assessment may include, without limitation, the review of any documents, materials, inventory, financial data or notices or correspondence to or from private parties or governmental authorities relating to Hazardous Materials, the review of any storage, use and disposal facilities and procedures associated with the storage, use and disposal of Hazardous Materials, and the testing of the soils and groundwater at or under the Premises. Tenant shall pay for the cost of such Environmental Assessments if in the reasonable judgment of Landlord or its environmental consultant, a release, threatened release, discharge or disposal of any Hazardous Material caused by Tenant has occurred or in the event of a default by Tenant in any of its obligations under Section 4.7 through Section 4.13. In all other cases, the cost of such Environmental Assessments shall be Project Operating Costs. If Landlord, in the exercise of its good faith business judgment, so required, Tenant shall comply, at its sole cost and expense, with all recommendations contained in any Environmental Assessment, including any recommendation with respect to the precautions which should be taken with respect to activities of Tenant or its Agents on, under or in the Premises or any recommendations for additional testing and studies to detect the presence of Hazardous Materials Released or placed on, under or in the Premises, Building or Project by Tenant or its Agents.

        4.11.2 Monitoring Wells Generally. Landlord and Tenant acknowledge and agree that Landlord has previously installed on the Project a number of permanent monitoring wells for the purpose of enabling Landlord to have tests performed to detect the presence of Hazardous Materials and that Landlord may, if it deems necessary, cause additional permanent monitoring wells to be installed on the Project in locations reasonably approved by Tenant and that Landlord may, if it deems necessary, cause the ground water to be tested to detect the presence of Hazardous Material at least once every twelve (12) months during the Term by the use of such additional wells as are then customarily used for such purposes. One half of the cost of installing and constructing such wells shall be Operating Costs; the other half of such costs shall be borne by Landlord, unless such tests reveal a release, discharge or disposal of Hazardous Materials attributable to use, generation, handling, manufacture, production, storage or transportation of Hazardous Materials by Tenant or its Agents on or about the Premises, Building or Project, in which event such costs shall be borne entirely by Tenant and shall be excluded from Operating Costs. Landlord shall, at Tenant's written request, provide to Tenant any reports received by Landlord of the results of testing performed in the Premises by Landlord pursuant to Section 4.11.2. The cost of such tests and of the maintenance and repair of such wells and any additional wells installed during the term of this lease shall be Operating Costs, unless such tests reveal Hazardous Materials contamination attributable to use, generation, handling, manufacture, production, storage or transportation of Hazardous Materials by Tenant or its Agents on, under, in or about the Premises, Building or Project, in which event such costs shall be borne entirely by Tenant and shall be excluded from Operating Costs. Unless required by a governmental agency, Tenant shall have no right to install wells or perform any other tests relating to the presence of Hazardous Materials in the Project and any such required installation or testing shall be further subject to the requirements regarding Remedial Work set forth in Section 4.8.4.

Section 4.12 - Abatement Activities

        To the extent that any testing or monitoring demonstrates that significant levels of contamination by Hazardous Materials at the Project exist or are increasing, Landlord shall have the right but not the obligation to identify the source of the contamination and seek to have it abated by the responsible parties. Landlord may undertake, or cause to be undertaken, voluntary clean-up activities to ameliorate or stabilize any Hazardous Materials in the Project. The determination whether to undertake any clean-up activities shall be made by Landlord in its sole and absolute discretion based upon its consultant's or expert's recommendations and Landlord's determination of the feasibility of the proposed activities, their cost, their projected efficiency, and the levels of contamination of the Hazardous Materials in the Project in comparison with the levels of contamination in other properties in the vicinity of the Project. Tenant agrees to cooperate fully with Landlord and with any parties designated by Landlord to perform testing, monitoring or clean-up activities in the Project so long as such activities do not unreasonably interfere with Tenant's use or occupancy of the Premises.

Section 4.13 - Effect on Proposed Assignments and Sublets

        Without in any way limiting or affecting Landlord's right to withhold its consent for other reasons, it shall not be unreasonable for Landlord to withhold its consent to any proposed transfer, assignment or sublease if (i) the proposed transferee's anticipated use of the Premises or Project involves the use, generation, handling, manufacture, production, storage, testing, treatment, discharge or disposal of Hazardous Materials other than those expressly permitted pursuant to this Lease; (ii) the proposed transferee has been required by any prior landlord, lender or governmental authority to take remedial action in connection with Hazardous Material contaminating a property if the contamination resulted from such transferee's actions or use of the property in question; or (iii) the proposed transferee is subject to an enforcement order issued by any governmental authority in connection with the use, disposal or storage of Hazardous Materials.

Section 4.14 - Hazardous Materials Management Plan

        (a) Prior to Tenant transporting onto the Premises, Building or Project, or using, handling or storing any materials shown on Exhibit C, and without limiting the generality of Tenant's other obligations under this
Article 4, Tenant shall: (i) submit to Landlord a Hazardous Materials Management Plan ("HMMP") for Landlord's review and approval (which approval shall not be unreasonably withheld or delayed), (ii) submit the HMMP to all governmental agencies having jurisdiction, including, without limitation, the City of Fremont, and Tenant agrees to diligently pursue approval of the HMMP, and (iii) the HMMP shall have been approved by all governmental agencies having jurisdiction, or Tenant shall have satisfied Landlord, in its good faith discretion, that introduction of such Hazardous Materials prior to obtaining approval from all governmental agencies having jurisdiction complies with Environmental Laws or that approval of an HMMP is not required by any governmental agency or Environmental Law. The HMMP shall describe: (a) the quantities of each material to be used, (b) the purpose for which each material is to be used, (c) the method of storage of each material, (d) the method of transporting each material to and from the Premises and within the Premises,
(e) the methods Tenant will employ to monitor the use of the material and to detect and to respond to any leak, releases, threatened releases or potential hazards, and (f) any other information which any department of any governmental agency (federal, state or city) requires prior to the issuance of any required permit for the material or for the Premises or during Tenant's occupancy of the Premises. Landlord shall have the right, but shall have no obligation to review the foregoing information and HMMP, and such review and approval or failure to review and approve shall not act as an estoppel or otherwise waive Landlord's rights under this Lease or relieve Tenant of its obligations under this Lease. If Landlord determines in its good faith judgment by inspection of the Premises or review of the HMMP that the methods in use or described by Tenant are not adequate to prevent or eliminate the existence of environmental hazards, then Tenant shall not transport, use, handle, or store such Hazardous Material at or about the Premises, Building or Project unless and until such methods are approved by Landlord in good faith and added to an approved HMMP. Once approved by Landlord, Tenant shall strictly comply with the HMMP and shall not change its use, operations or procedures with respect to Hazardous Substances without submitting an amended HMMP for Landlord's review and approval as provided above.

         (b) If at any time after Landlord's approval of the original HMMP, the City of Fremont or any other governmental authority requires Tenant to modify the HMMP ("City Required Change"), Landlord shall have the right, but not the obligation, to review and approve such modification at Landlord's own expense. If at any time after Landlord's approval of the original HMMP, Tenant proposes to modify the HMMP due to a change in Tenant's process or business operations or any other reason other than a City Required Change, Tenant shall pay to Landlord when Tenant submits the proposed modification the amount reasonably determined by Landlord to cover all Landlord's costs and expenses reasonably incurred in connection with Landlord's review of the HMMP, which costs and expenses shall include, among other things, Landlord's then applicable processing fee (currently $500) and all reasonable out-of-pocket fees of attorneys, architects, or other consultants incurred by Landlord in connection with Landlord's review of the modification. Landlord shall have no obligation to consider a request for consent to a proposed modification unless and until Tenant has paid all such costs and expenses to Landlord, and Tenant shall pay all such costs and expenses to Landlord irrespective of whether Landlord consents to such proposed modification. Tenant shall pay to Landlord on demand the excess, if any, of such costs and expenses actually incurred by Landlord over the amount of such costs and expenses actually paid by Tenant, and Landlord shall promptly refund to Tenant the excess, if any, of such costs and expenses actually paid by Tenant over the amount of such costs and expenses actually incurred by Landlord. Tenant shall also comply at its expense with any recommendations of Landlord or Landlord's consultant with respect to the modified HMMP. Tenant shall not be required to stop its operations involving Hazardous Substances during the period of implementation of such recommendations, unless, in its good faith business judgment, Landlord determines that it is prudent for Tenant to stop such operations during the implementation period.

Section 4.15 - Limitation of Tenant's Responsibility

        4.15.1 For purposes of this Lease, "Existing Levels" shall mean the levels of Hazardous Materials, if any, existing immediately before the Commencement Date on, under, in or about the Premises, Building or Project, provided, however, that Existing Levels shall not mean or include such amount or level of Hazardous Materials attributable to any Release by Tenant or its Agents on or under the Premises, Building or Project in connection with entry, if any, by Tenant or its Agents prior to the Commencement Date onto the Premises, Building or Project.

        4.15.2 Notwithstanding anything to the contrary in this Lease, Tenant shall have no obligation to perform Remedial Work applicable to and to the extent of the Existing Levels or to protect, defend, indemnify or save harmless Landlord or the Landlord Indemnitees with respect to and to the extent of the Existing Levels, and Tenant shall have no obligation to pay or reimburse Landlord for any cost or expense, including, without limitation, fees of consultants and attorneys, of Remedial Work applicable to and to the extent of the Existing Levels (and Landlord waives any right of contribution against Tenant for Remedial Work applicable to and to the extent of the Existing Levels) or such indemnity obligations with respect to and to the extent of the Existing Levels, provided, however, Landlord may include all such costs as Project Operating Costs, subject to the limitation set forth in Section 4.15.3.

         4.15.3 In no event shall Tenant contribute more than Fifteen Thousand Dollars ($15,000) per Computation Year on a non-cumulative basis for Tenant's Project Share of (a) the costs described in Section 4.9 and Section 4.15.2 and the costs of any Remedial Work with respect to the presence or possible presence of Hazardous Materials above or beyond the Existing Levels on, under, in or about the Premises, Building or Project, whether or not such Remedial Work is required by any Environmental Law or governmental agency having jurisdiction, plus (b) any taxes, general and special assessments or charges imposed for environmental protection or imposed pursuant to any environmental law which have been included as taxes.

                   ARTICLE 5 - ASSIGNMENT/SUBLETTING/MORTGAGE

Section 5.1 - Prohibition: Definitions

        5.1.1 Subject only to the exceptions provided in Section 5.2 below, neither Tenant nor Tenant's legal representatives, successors or assigns shall assign this Lease ("Assign" or "Assignment"), or transfer, sublet, license or permit the Premises or any part thereof to be used or occupied by others (collectively, "Sublet" or "Sublease"); furthermore, in no event shall Tenant or Tenant's legal representatives or assigns pledge, hypothecate, mortgage or otherwise encumber this lease (collectively, "Mortgage"). Any such Assignment, Sublease or Mortgage (whether voluntary or by operation of law) shall be voidable at the option of Landlord, and shall constitute a material breach of this Lease. No interest of Tenant in this Lease or the Premises shall be assignable or assigned by operation of law and Tenant shall not suffer or permit either such an assignment or any involuntary assignment of any nature whatsoever. By way of example and not limitation it shall be deemed an Assignment under this Lease and shall be subject to all the provisions of this
Article 5, if either (a) Tenant consists of more than one party and there is a purported assignment from one such party to any other or others of such parties constituting Tenant, or (b) there is any transfer of control of Tenant, whether by transfer of shares of stock, partnership interests or otherwise or

(c) there is a transfer of a major portion of Tenant's assets but not an assignment and assumption of this Lease in accordance with Section 5.2. As used in the immediately preceding sentence, the term "Tenant" shall also mean any entity that has guaranteed Tenant's obligations under this Lease. As used in this Article, the term "control" or "controls" or "controlled" shall mean either the possession, directly or indirectly, through one or more intermediaries, of the power to direct or cause the direction of the management and policies of the controlled Person (as defined below) or the ownership, directly or indirectly, of fifty percent (50%) of the voting power of, or the equity interests in the controlled Person (as defined below). The term Person shall mean individuals, groups, partnerships, firms, associations, corporations, trusts or any other form of business or legal entity. The Person who is the actual assignee, sublessee, licensee, occupant, transferee or any other recipient of an Assignment or Sublease is herein referred to as "Transferee". Notwithstanding anything to the contrary contained herein, if Tenant is a corporation, any public offering of stock by Tenant shall not be considered an "Assignment" for the purposes of this Article 5.

        5.1.2 If there is an Assignment or Sublet, whether in violation of or in compliance with this Article, then: (a) Landlord may collect rent from the Transferee and apply the net amount collected to the rent herein reserved, but no such collection shall be deemed either a waiver of the covenants and conditions of this Article 5, or the acceptance of the Transferee as Tenant, or a release of Tenant from the further performance by Tenant of the obligations on the part of Tenant herein contained or an alteration of Tenant's primary liability for such obligations; or (b) in the event of default by any Transferee, or any other successor of Tenant, in the performance or observance of any of the terms of this Lease or any Sublease or Assignment agreement, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such Transferee or successor.

Section 5.2 - Assignments or Subleases Subject to Landlord's Prior Written
              Consent

        Notwithstanding any contrary provision of Article 5.1.1. Tenant may Assign or Sublet only upon the following express conditions which are agreed to be reasonable:

        5.2.1 The proposed Assignment or Sublease shall be subject to and conditioned on the prior written consent of Landlord, which consent will not be unreasonably withheld or conditioned or delayed and, without limiting the generality of the foregoing, it shall be deemed reasonable for Landlord to withhold, condition, revoke or delay such consent if among other things the following conditions are not satisfied:

             5.2.1.1 the use to be made of the Premises by the proposed Transferee is the expressly permitted use under Section 4.1 and would not be prohibited by any other portion of this Lease (including but not limited to any Rules and Regulations then in effect) and would not create greater demands upon the facilities, systems or services of the Premises, the Building or Project or any part thereof than the demands created by Tenant;

             5.2.1.2 the character, business stability, reputation, history of timely lease performance and financial responsibility of the proposed Transferee are both (a) of high quality and (b) satisfactory to Landlord in the good faith exercise of its business judgment, and in any event the proposed Transferee demonstrates, by virtue or its net worth, ratio of assets to liabilities, net income and cash flow, among other things, the ability to perform (i) all obligations of Tenant in the case of an Assignment and (ii) the obligations of Tenant allocable to the Sublease space in the case of a Sublease;

             5.2.1.3 the proposed Transferee is then neither a prospective tenant of the Project with whom Landlord is in negotiation for rental of space in the Project nor a Tenant of the Project;

             5.2.1.4 the rent and other amounts payable with respect to the proposed Assignment or with respect to a proposed Sublease of more than 10,000 square feet of rentable area shall be no less than would be payable at Landlord's then current rate for similar space in the Project;

             5.2.1.5 any proposal for alterations to the Premises requested by the proposed Transferee satisfies the covenants and conditions of Article 6; and

             5.2.1.6  all of the conditions set forth below are satisfied.

        5.2.2 Tenant shall pay to Landlord Landlord's then standard processing fee (currently Five Hundred Dollars ($500)) and any taxes and other charges imposed upon Landlord or the Project as a result of such Assignment or Sublease, and shall reimburse Landlord for all costs, including the reasonable fees of attorneys, architects, engineers or other consultants incurred by Landlord in connection with such Assignment or Sublease, whether or not such proposed Assignment or Sublease is consented to by Landlord.

        5.2.3 Tenant shall deliver to Landlord with its request for Landlord's consent the proposed Assignment or Sublease and current financial statements of the proposed Transferee, prepared by an independent certified public accountant, and promptly upon Landlord's request for same, any additional documents or information reasonably related to the proposed transaction or Transferee.

        5.2.4 Tenant shall deliver to Landlord an executed original counterpart of the Assignment or Sublease, which by its terms shall be binding on Tenant and the Transferee subject only to Landlord's consent being obtained and the execution by Tenant, the proposed Transferee and Landlord of Landlord's consent. Every Assignment or Sublease shall provide, among other things, that:
(a) it is and shall be subject and subordinate to the provisions of this Lease,
(b) the termination of this Lease shall, at Landlord's sole election, constitute a termination of every such Assignment or Sublease and (c) the covenants and conditions of this Lease shall be covenants and conditions of the Assignment or Sublease, and the proposed Transferee shall assume for the benefit of Landlord, and shall perform faithfully and shall be bound by, all of the covenants and conditions of this Lease from and after the effective date of the Assignment or Sublease, limited, in the case of a Sublease, to the extent they apply to the space in question.

        5.2.5 The consent by Landlord to an Assignment or Sublease shall not in any way be construed to relieve Tenant or the assignee or sublessee from obtaining the express consent in writing of Landlord with respect to any subsequent Assignment or Sublease. Landlord may, but shall not be obligated to, consent to subsequent Assignments or Subletting or this Lease or amendments or modifications of this Lease with Transferees or other successors of Tenant, without notifying Tenant, and without obtaining its consent thereto and such action shall not relieve Tenant or liability under this Lease.

        5.2.6 Tenant shall not be released from Tenant's obligations under this Lease nor shall Tenant's primary liability to pay Rent and to perform all other obligations to be performed by Tenant under this Lease be altered by (a) any Assignment or Sublease, regardless of Landlord's consent, or (b) any failure by Landlord after any Assignment or Sublease, regardless of Landlord's consent, to give Tenant notice of default under or in respect of any of the terms, covenants, conditions, provisions of this Lease.

Section 5.3 - Share of Proceeds of Assignment or Sublease

        Fifty percent (50%) of that portion of rent and all other consideration payable to or for the benefit of Tenant in connection with any Assignment or Sublease which is in excess of the sum of (i) the Rent (which for purposes of this Section 5.3 shall mean the Base Annual Rent plus those Building Costs, Project Costs, Taxes and Additional Taxes payable by Tenant pursuant to Sections 3.4 and 3.5, respectively) which Tenant is obligated to pay Landlord under this Lease (in the event of a Sublease or Assignment of less than the entire Premises, prorated to reflect obligations allocable to that portion of the Premises that is the subject of the Sublease or Assignment and (ii) the "Transaction Expenses" (as defined below) shall be payable to Landlord as additional Rent under this Lease without affecting or reducing any other obligation of Tenant under this Lease. For purposes of this Section 5.3, Transaction Expenses shall mean (i) any commercially reasonable brokerage commission actually incurred by Tenant arising out of the consummation of such Assignment or Sublease, (ii) the reasonable attorneys' fees actually incurred by Tenant in the consummation of such Assignment or Sublease, and (iii) the reasonable costs of any tenant improvements made by TeleSciences, Inc. to the Premises (or, in the case of an Assignment or Sublease of less than all of the Premises, to the portion of the Premises that is the subject of such sublease) solely as an inducement to the Transferee to enter into such Assignment or Sublease. Such excess shall be payable to Landlord at the same time as such rent or other consideration is payable to Tenant, provided, however, that fifty percent (50%) of the cash equivalent of any non-cash consideration payable to or for the benefit of Tenant at any time in connection with an Assignment or Sublease shall be paid by Tenant to Landlord at the time
Landlord gives its consent.

Section 5.4 - Landlord Options to Terminate Lease

        With respect to any Assignment or Sublet except any made in accordance with Landlord's prior written consent, it is expressly agreed and understood that in addition to Landlord's other rights set forth in this
Article 5, Landlord shall have the option, exercisable in Landlord's sole discretion, in the event of a Sublease or Assignment of substantially all the Premises, to terminate this Lease as of the date proposed by Tenant for the commencement of the term of the proposed Sublease or Assignment. If Landlord exercises this option to terminate under this Section 5.4, the provisions of this Lease applicable to Tenant's obligations on expiration or termination shall apply.

                            ARTICLE 6 - ALTERATIONS


Section 6.1 - Alterations

         Tenant shall not make any alterations, additions or improvements, except any provided under the work letter with respect to initial construction of the Tenant Improvements, in or to the Premises or parking space configuration in the Project Common Areas (collectively, "Alterations") without first meeting the following requirements:

                (a) Prior to the commencement of any Alterations, Tenant shall submit plans and specifications prepared by an architect and/or structural engineer licensed by the state where Project is located for Landlord's approval, which approval shall not be unreasonably withheld or delayed, and obtain any necessary governmental permits and deliver a copy thereof to Landlord;

                (b) The Alterations shall be made a Tenant's sole cost and expense and by a contractor or mechanic chosen by Tenant and approved by Landlord, which approval shall not be unreasonably withheld or delayed;

                (c) Tenant shall provide satisfactory evidence of contractor's comprehensive general liability insurance covering Landlord, builder's risk insurance, and workmen's compensation insurance all in form and substance satisfactory to Landlord;

                (d) Tenant shall provide a performance and payment bond satisfactory in form and substance to Landlord for all Alterations which in Landlord's reasonable judgment will cost more than Twenty-Five Thousand Dollars ($25,000) to complete, and such other security as Landlord may reasonably require to insure payment for the completion of all Alterations free and clear of liens;

                (e) Tenant shall give Landlord at least ten (10) business days' notice before commencing any proposed Alterations so that Landlord can post and record a notice of nonresponsibility and any other notice as may be permitted by law, to protect Landlord from having its interest in Premises made subject to a mechanic's lien;

                (f) All Alterations shall be made in full compliance with all laws, rules, orders, ordinances, directions, regulations and requirements of all governmental agencies, offices, departments, Bureaus and boards having jurisdiction;

                (g) All of Tenant's contractors, subcontractors, employees, servants and agents must work in harmony with and shall not interfere with any labor employed by Landlord, or Landlord's contractors;

                (h) Tenant shall be fully responsible if any shutdown of plumbing, electrical or air conditioning equipment jeopardizes or invalidates any warranties covering the Building, provided Landlord shall inform Tenant in advance of such warranty limitations;

                (i) Landlord expressly reserves the right to revoke its consent upon notice to Tenant in the event of the breach of any of the terms or conditions hereof, in which case all work on the Alterations shall immediately cease to the extent directed by Landlord in such notice until the breach in question is cured to Landlord's satisfaction;

                (j) Tenant shall reimburse Landlord for any and all costs or expenses reasonably incurred by Landlord in connection with the Alterations, including without limitation architectural or engineers' fees and attorneys' fees; and

                (k) Tenant shall provide Landlord with a cost and expense breakdown of the Alterations.

        6.1.1 Notwithstanding any provision of Section 6.1(a) to the contrary, Tenant may make Alterations in or to the Premises which cost less than Twenty-Five Thousand Dollars ($25,000) in the aggregate per year, without obtaining Landlord's prior written consent provided (i) such Alterations do not adversely affect the foundations, structural components, exterior walls, roof or roof membrane, or the heating, ventilating and air conditioning systems of the Building, or its exterior appearance, (ii) such Alterations do not impair the use of the Building or materially reduce the value or marketability of the Premises and/or Building, (iii) Tenant complies with all other provisions of
Section 6.1. Tenant shall have no right to make any Alterations to the structure of the Building or the roof under this Lease.

        6.1.2 At the same time Tenant submits detailed specifications, floor plans and necessary permits to Landlord for review for the purpose of obtaining Landlord's consent to any proposed Alteration, Tenant may request Landlord to indicate whether or not such proposed alteration or addition shall be removed from the Premises upon the expiration of the Term of this Lease and whether Tenant shall perform all restoration made necessary by the removal of any such Alteration. In the event Tenant does not request Landlord to make such indication, or when Tenant does not obtain Landlord's prior consent to any alteration or addition pursuant to Section 6.1.1, Landlord shall have the right to require Tenant to remove any alteration or addition upon expiration of the Term of this Lease and to perform all restoration made necessary by such removal.

Section 6.2 - Mechanics' Liens

        Any mechanics' lien filed against the Premises, Building or Project for work done or claimed to have been done by or materials claimed to have been furnished to Tenant or its agents shall be discharged by Tenant at its expense within ten (10) days after Tenant's receipt of written notice from the lien claimant or Landlord by the filing of the bond required by law, by payment, by satisfaction or otherwise. Failure to so discharge any such Lien shall constitute a default hereunder. If Tenant has not caused the lien to be so released within such 10-day period, Landlord, in addition to all other remedies provided in this Lease and by law, shall have the right, but shall not be obligated, to cause the lien to be released by such means as Landlord deems proper, including payment of the claim giving rise to the lien. All payments made and expenses incurred by landlord in connection with the lien shall be considered additional Rent pursuant to Section 3.1 above.

Section 6.3 - Alterations as Landlord's Property

        All Alterations, whether made and/or paid for by Tenant or Landlord, shall immediately become a part of the realty and shall be and remain Landlord's property, provided, however, except as otherwise provided herein, Tenant may remove all Alterations (but not any Tenant improvements constructed pursuant to the Work Letter) upon the expiration of the lease term provided that Tenant shall perform all restoration made necessary by such removal. Notwithstanding the foregoing, all goods, effects, personal property, cubicles, partitions, local area network cabling, detachable walls, business and trade fixtures, machinery and equipment owned by Tenant or installed at Tenant's expense in the Premises shall remain the personal property of Tenant and may be removed by Tenant at any time, and from time to time, during the Term of this Lease provided Tenant shall, in removing any such property, repair or, at Landlord's option, shall pay to Landlord the cost of repairing all damage to the Premises and the Building caused by such removal and to restore the Premises to their original condition as of the Commencement Date.

Section 6.4 - Indemnification

        Tenant's indemnity obligations under Article 9 of this Lease shall include any matter arising out of or connected with (i) the making, maintenance, repair, installation, removal or existence of any Alterations (including, but not limited to, claims or liability for breach of warranty, worker's compensation, personal injury or property damages) and (ii) Tenant's performance and observance of, or failure to timely perform and observe, its obligations under this Article 6. Notwithstanding the previous sentence, Landlord shall have no right to settle mechanics' or materialmen's liens within the ten (10) day period described in Section 6.2 or any liens which are bonded over.

Section 6.5 - Survival

        Tenant's obligations under this Article 6 shall survive the expiration or earlier termination of this Lease.

                              ARTICLE 7 - REPAIRS

Section 7.1 - Tenant's Obligations/Procedures

        7.1.1 Subject to the provisions of Section 7.1.2, Section 7.2, Article 10, Article 11 and Section 14.3, Tenant shall operate, maintain, keep clean, provide janitorial services for, and take good care of the Premises and the fixtures therein (including, without limitation, the floor and window coverings), and provide for the disposal of trash, garbage, and waste arising in connection with Tenant's use or occupancy, all at Tenant's sole cost and expense and, further subject to the provisions of Article 6 hereof, shall make all repairs and replacements, at its sole cost and expense as and when Landlord deems reasonably necessary to preserve in good working order and condition the Premises and every part thereof, including, without limitation, all plumbing, electrical and lighting facilities and equipment, fixtures, interior walls, interior surfaces of exterior walls, ceilings, roof, doors, windows, plate glass, skylights, glazing for windows, plate glass and skylights and the heating, ventilating and air conditioning systems located within the Premises or serving the Premises and located within or on the Building, except if and to the extent any of such Building systems are located within the premises of any other tenant of the Building and to such extent, after reasonable written notice to Landlord, Landlord shall cause such work to be performed at Tenant's sole cost and expense. Tenant shall maintain, repair and operate the Premises, the fixtures therein and such Building systems serving the Premises, in a good condition comparable to the manner other buildings in projects similar in size, character and location are maintained and operated by institutional owners. All repairs and replacements shall be quality and class equal to the original work. Upon the expiration or other termination of the Term of this Lease, Tenant shall surrender the Premises to Landlord in as good order, condition and repair as they were received by Tenant, ordinary wear excepted. All repairs and replacements made by Tenant pursuant to this Section 7.1 shall be subject to the conditions set forth in Article 6.

        7.1.2 At Landlord's option exercisable from time to time, either Landlord or Tenant shall procure and maintain, at Tenant's expense (payable by Tenant directly to the provider of such service), a heating, ventilating and air conditioning system maintenance contract to provide for inspection, maintenance and repair of such systems. If Landlord elects to have Tenant obtain such contract, the form and substance of the contract and the qualifications of the service provider shall be satisfactory to Landlord. Without limiting the generality of the foregoing, such contract shall name Landlord as an express third party beneficiary of the contract, shall be assignable to Landlord, shall be terminable upon thirty (30) days advance written notice, shall provide for inspections, repairs and maintenance to be performed at a minimum frequency of once every three (3) months, shall provide for a written report to Landlord of each such occasion of inspection, maintenance or repair, and an original of such contract shall be delivered to Landlord. If Landlord elects to procure and maintain such maintenance contract, Tenant shall pay to Landlord from time to time, within ten (10) days after delivery of a statement therefor, the cost of such contract.

        7.1.3 Supplementing the provisions of Section 7.1.1 and 7.1.2 and not in limitation or derogation thereof, Tenant shall be obligated to pay directly to the parties entitled thereto all direct and indirect fees, costs and expenses, in connection with performance of Tenant's obligations set forth in Sections
7.1.1 and 7.1.2, including, without limitation, the following: (i) all wage and labor costs and expenses paid or incurred by Tenant or Tenant's authorized representatives and applicable to the persons engaged in the operation, maintenance, overhaul or repair of all or any portion of the Premises or fixtures therein, whether they be employed by Tenant or as independent contractors (including, without limitation, the cost effect of any increase or decrease in the hours of employment or the number of paid holidays or vacation days, social security taxes, unemployment insurance taxes and the cost (if any) of providing disability, hospitalization, medical, welfare, pension, retirement, or other benefits applicable with respect to such persons); (ii) the cost and expense of utilities, utility surcharges, water and sewer charges, fuel, building supplies and materials, services contracts, janitorial services, or any costs levied, assessed or imposed by, or at the direction of, or resulting from statutes or regulations or interpretations thereof, promulgated by any federal, state, regional, municipal or local government authority in connection with the use or occupancy of the Premises.

        7.1.4 Notwithstanding any other provision of this Article 7, if Tenant's maintenance, repair or replacement obligations under this Lease would require Tenant to perform or pay for any item which would be properly capitalized under generally accepted accounting principles consistently applied, then after written notice from Tenant in each instance of such particular maintenance, repair or replacement item to be done, Landlord shall within a reasonable period thereafter perform such repair or maintenance or make such replacement. Tenant shall pay Landlord as additional Rent hereunder (as set forth below in this section and otherwise at the same time and in the same manner as for payment of Base Annual Rent) in equal monthly installments that amount necessary to pay to Landlord for all costs paid or incurred by Landlord or Landlord's authorized representatives of such maintenance, repair or replacement, together with interest thereon at the Reference Rate (as defined in Section 3.4.1) plus two
(2) percentage points, but in no event in excess of the maximum rate of interest permitted to be contracted by law, amortized over the shorter period of either
(i) the actual useful life of the maintenance, repair or replacement or (ii) the Term of the Lease remaining until its expiration (including any Option Period) or earlier termination.

Section 7.2 - Landlord's Obligations and Rights

        Landlord, subject to reimbursement pursuant to Article 3 and further subject to the provisions of Article 10 and Article 11, shall keep in good condition and repair the following: (a) the foundations, exterior walls, structural condition of interior bearing walls and roof of the Premises, including, without limitation, any bearing pillars supporting the structural elements of the roof; (b) the Common Areas, including, without limitation, the parking lots, loading areas, utilities installations, roadways, walkways, landscaping, fences an Project signs; and (c) only during the first twelve (12) months of the Term of the Lease, the window glazing, roof membrane and the heating, ventilating and air conditioning system of the Building. Notwithstanding the foregoing sentence, (i) Landlord shall not be responsible for any such maintenance, upkeep, repair or replacement to the extent that the same may be made necessary by or arise from placement or servicing of, or other activities in relation to the location of, equipment which Tenant causes or permits to be placed on the roof of the Premises or the Building, or penetration of the roof by such equipment, regardless of Tenant's having obtained, prior to the placement of any such equipment, the written approval of Landlord, unless and until Tenant pays Landlord therefor, including at Landlord's option advance payment on an estimated basis, the full cost of any such maintenance, upkeep, repair or replacement; (ii) Landlord shall not, unless and except as otherwise expressly provided in the Work Letter, be obligated to paint the exterior or interior surface of exterior walls, nor shall Landlord be required to maintain, repair or replace doors, windows or plate glass of the Premises; and (iii) subject to the provisions of Section 14.3, Landlord shall have no obligation to repair, but without obligation to do so may elect to repair, at the expense of Tenant, all damage or injury to the Premises, or to the Building or Project and its fixtures, appurtenances or equipment or to any of the areas used in connection with the operation of the Building or Project, caused or done by Tenant or Tenant's agents, servants, employees, contractors, visitors or licensees or caused by moving property of Tenant in or out of the Building or the Project, or by the installation or removal of furniture or other property, or resulting from fire, heating, ventilating or air conditioning unit or system, short circuits, overflow or leakage of water, steam, gas, sewage or odors, or by frost or by bursting or leaking of pipes or plumbing works, or gas, or from any other source, due to the carelessness, negligence, or improper conduct of Tenant or Tenant's agents, servants, employees, contractors, visitors or licensees.

Section 7.3 - Statutory Waivers

        Tenant hereby waives all rights under the provisions of Sections 1932(1), 1941 and 1942 of the California Civil Code, and all rights under any law in existence during the Term authorizing a tenant to make repairs at the expense of a landlord or to terminate the lease.

Section 7.4 - No Liability of Landlord

        Unless and except to the extent caused by Landlord's active negligence or willful misconduct and except as provided in this Lease, there shall be no allowance to Tenant for diminution of rental value, and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from the making of, or the failure to make, any repairs, alterations, decorations, additions or improvements in or to any portion of the Premises, Building or the Project (or any of the areas used in connection with the operation thereof or in or to any fixtures, appurtenances or equipment), or by reason of the active or passive negligence of Tenant or any other tenant or occupant of the Building or Project. In no event shall Landlord be responsible for any consequential damages arising or alleged to have arisen from any of the foregoing matters. Notwithstanding the foregoing, if Landlord receives, as the result of any interruption in services or as a result of the making of or failure to make any of the above-mentioned repairs, alterations, decorations, additions or improvements, when any of the foregoing prevented Tenant's use of the Premises, rental insurance proceeds, then to the extent of such proceeds received, Tenant's Rent shall be abated.

                ARTICLE 8 - SUBORDINATION/PROTECTION OF LENDERS

Section 8.1 - Subordination

        8.1.1 This Lease shall be subject and subordinate to all ground or underlying leases, mortgages and deeds of trust which now or hereafter encumber or otherwise affect the real property of which the Premises forms a part or encumber or affect the ground or underlying leases, and all renewals, modifications, consolidations, replacements and extensions thereof, without the necessity of executing any instrument to effectuate such subordination; provided, however, upon the request of Landlord, Tenant, or Tenant's successors-in-interest, shall execute and deliver any and all instruments desired by Landlord evidencing such subordination in the manner requested by Landlord. Notwithstanding the foregoing, within ten (10) days after the written request by Landlord, Tenant agrees to execute any appropriate instrument making this lease and the leasehold estate created hereby superior to the lien of any ground or underlying lease, mortgage or deed of trust.

        8.1.2 Notwithstanding the foregoing, as long as Tenant is not in default of its obligations under this Lease and provided Tenant executes a Subordination, Non-Disturbance and Attornment Agreement substantially in the form set forth as Exhibit H hereto, as to leases, mortgages and deeds of trust which first affect said real property, Building or Project as of a date subsequent to the execution of this Lease, the respective lessor, mortgagee or beneficiary shall recognize the rights of Tenant under this Lease upon succeeding to the interests of Landlord, substantially in accordance with the subject to the terms and conditions of the form of Subordination, Non-Disturbance and Attornment Agreement set forth as Exhibit H to this Lease. Notwithstanding the provisions of Section 8.1.1, Tenant shall not be required to subordinate its interest under this Lease to any ground lease, mortgage or deed of trust, the Landlord, mortgagee or beneficiary of which fails to execute a non-disturbance agreement reasonably acceptable to Tenant. Tenant hereby agrees that a Non-Disturbance and Attornment Agreement substantially in the form of the agreement set forth as Exhibit H shall be reasonably acceptable to Tenant.

Section 8.2 - Attornment to Successor

        8.2.1 Subject to Section 8.1.2, Tenant agrees that, at the option of the landlord under any ground or underlying lease now or hereafter affecting the real property of which the Premises forms a part, Tenant shall attorn to said landlord in the event of the termination or cancellation of such ground or underlying lease and, if requested by said landlord, shall enter into a new lease with said landlord (or a successor ground lessee designated by said landlord) for the balance of the Term then remaining hereunder upon the same terms and conditions as those herein provided.

        8.2.2 In the event of foreclosure or exercise of power of sale under any mortgage or deed of trust now or hereafter affecting the real property of which the Premises forms a part, the holder of any such mortgage or deed of trust ("Holder") (or purchaser at any sale pursuant thereto) shall have the option (a) subject to Section 8.1.2, to require Tenant to attorn to such Holder or purchaser, and to enter into a new lease with such Holder or purchaser (as Landlord) for the balance of the term then remaining hereunder upon the same terms and conditions as those herein provided, or (b) notwithstanding this
Article 8, to elect that this Lease become or remain, as the case may be, superior to said mortgage or deed of trust and to require Tenant to attorn. Tenant agrees to execute and deliver any further instruments requested by such Holder or purchaser to evidence such attornment or superiority.

Section 8.3 - Lender's Right to Cure

        If Landlord is in default, Tenant will accept cure of any default by any Holder whose name and address shall have been furnished to Tenant in writing. Tenant may not terminate this Lease for Landlord's default unless Tenant gives notice of such intent to terminate to each such Holder and the default is not cured within thirty (30) days after the time period given to Landlord to cure any such default in this Lease or within such greater time as may be reasonably necessary to cure such default. A default which cannot reasonably be cured within said thirty (30) day period shall be deemed cured within said period if work necessary to cure the default is commenced within such time and the Holder proceeds diligently thereafter with such work until the default is cured.

Section 8.4 - Tenant's Financial Statements

        8.4.1 Tenant agrees that Landlord is hereby authorized to request a credit report on Tenant at any time and from time to time subsequent to the Reference Date from any third party.

        8.4.2 Upon default under this Lease by Tenant, or upon any request by Tenant for Landlord's approval of an Assignment or Sublease pursuant to Article 5 above, or upon request of Landlord made not more than once during any Computation Year for any reason whatsoever, Tenant agrees to promptly provide Landlord with a full, true and correct current audited annual financial statement (certified by Tenant's regular certified public accountant) or, if a current annual audited financial statement should not be available, a full, true and correct current unaudited annual financial statement (certified by the chief financial officer of Tenant), covering the financial condition of Tenant, the same to be accompanied by all financial statements of any kind issued by Tenant to any bank or other financial institution or credit reporting service at any time during the twelve (12) months next immediately preceding the date of said current financial statement.

        8.4.3 Within ten (10) days after Landlord's written request, Tenant shall deliver to Landlord, or to any actual or prospective Holder that Landlord designates, such the most recent quarterly financial statements as are available to verify the financial condition of Tenant, or any Transferee or guarantor of Tenant, to facilitate the financing or refinancing of the Building or Project, or the creation, extension or renewal of any underlying or ground lease affecting the Project.

        8.4.4 Tenant represents and warrants to Landlord and such Holder that each financial statement delivered by Tenant is or shall be, as the case may be, accurate in all material respects to the best of Tenant's actual knowledge as of the date of such statement. Landlord (and any party to whom such statements are furnished) shall hold such statements as confidential.

Section 8.5 - Lease Modifications

        If any prospective Holder should require, as a condition of any ground or underlying lease, mortgage, or deed of trust, or modification of any provision of this Lease, Tenant shall approve and execute any such modifications within ten (10) days after written request, provided such modifications do not increase any monetary obligation of Tenant hereunder or otherwise materially and adversely alter the rights or obligations of Landlord or Tenant hereunder.

                     ARTICLE 9 - LIABILITY/INDEMNIFICATION

Section 9.1 - Landlord's Exculpation and Limited Liability

        Except as otherwise expressly provided in this Lease, Landlord, its employees and agents shall not be liable to Tenant and Tenant waives all claims against Landlord for any injury to or death of any person or for loss of use of or damage to or destruction of property in or about the Premises, Building or the Project by or from any cause whatsoever, including without limitation: (i) earthquake or earth movement, gas leak, fire, oil spills or contamination, electricity or leakage from the roof, walls, basement or other portion of the Premises, Building or the Project, except to the extent caused by the active negligence or willful misconduct of Landlord, its employees or agents, and (ii) the acts or omissions of persons occupying space adjacent to or connected with the Premises, or occupying space elsewhere in the Building or the Project. Notwithstanding anything in the preceding sentence to the contrary, in no event shall Landlord be liable for consequential damages, including, without limitation, loss of profits or damages from business interruptions.

Section 9.2 - Tenant's Liability, Indemnification and Hold Harmless

        Tenant hereby indemnifies and agrees to protect, defend and hold Landlord, its employees, its agents, any Lessor under any ground or underlying lease and any mortgagee or beneficiary under any mortgage or deed of trust encumbering the Project or any portion thereof harmless against all claims, liability, damages or loss of every nature whatsoever and against all costs and expenses, including, but not limited to, reasonable fees of attorneys of Landlord's choice and expert witnesses and expenses in connection therewith, to the extent arising out of either (i) any failure of Tenant to timely perform or observe its obligations hereunder or (ii) arising out of or connected with any matter expressly referenced elsewhere in the Lease as being included within Tenant's indemnity obligation under this Article 9 or any injury to or death of any person or for loss of use of or damage to or destruction of property or for violation of law (A) occurring in, on or about the Premises, from any cause whatsoever, except to the extent caused by the active negligence or willful misconduct of Landlord or its employees or its agents or (B) occurring in, on or about any portion of the Building or Project or areas used in connection with the Project, the use of which Tenant has in common with other tenants (including, without limitation, elevators, stairways, passageways or hallways and other portions of the Common Areas), to the extent such claim, injury or damage is caused in whole or in part by the act, neglect, default, or omission of Tenant, its employees, agents, contractors, invitees, licensees, visitors, assignees or subtenants or otherwise by any conduct of any of said persons in or about the Premises, the Building or the Project or areas used in connection with the Project, including, without limitation, the default by Tenant in the observance or performance of any of its obligations hereunder. Landlord reserves the right to settle, compromise or dispose of any and all suits, claims and actions related to the foregoing indemnities in its sole discretion and the exercise of said right shall not reduce Tenant's obligations hereunder. Any defense made by Tenant under this Article 9 shall be made only with counsel (i) previously approved in writing by Landlord in its sole discretion, and (ii) willing to cooperate with counsel of Landlord's choice in connection with such defense.

Section 9.3 - Survival and Conflicts with other Indemnity Provisions

        The provisions of this Article 9 shall not diminish Landlord's rights and Tenant's obligations set forth in Article 4 and Section 6.4. The provisions of this Article 9 shall survive the expiration or earlier termination of this Lease. Any waiver of claims against Landlord and/or Indemnification of Landlord pursuant to the terms of this Lease, including without limitation the terms of this Article 9, shall in no event be deemed to apply to Landlord's fraud, willful injury to the person or property of another, or violation of any law, whether willful or negligent, to the extent such waiver or indemnity would violate California Civil Code section 1668.

                         ARTICLE 10 DAMAGE/DESTRUCTION

Section 10.1 - Destruction and Repair

        If the Premises shall be damaged by fire or other casualty, and if Tenant shall give prompt notice to Landlord of such damage, Landlord, at Landlord's expense, shall repair such damage and restore the Premises to substantially the condition it was in prior to such fire or casualty; provided, however, that Landlord shall have no obligation to repair any damage or to replace Tenant's personal property, trade fixtures or equipment, Alterations or any other property or effects of Tenant. Notwithstanding the foregoing, Landlord shall have no obligation to repair such damage and restore the Premises to substantially the condition it was in prior to such fire or casualty; (i) to the extent there are governmental restrictions which preclude Landlord from repairing and restoring the Premises or the Building to substantially the condition it was in prior to such fire or other casualty; or
(ii) if Tenant is in default as defined in Section 16.1 of this Lease. Except as otherwise provided in this Article 10, if the entire Premises shall be rendered untenantable by reason of any such damage, the Base Annual Rent shall abate for the period from the date of such damage to the date when such damage to the Premises shall have been repaired, and if only a part of the Premises shall be rendered untenantable, the Base Annual Rent shall abate for such period in the proportion that the area of the part of the Premises so rendered untenantable bears to the total area of the Premises; provided, however, if, prior to the date when all of such damage shall have been repaired, any part of the Premises so damaged shall be rendered tenantable and reasonably usable by Tenant or shall be used or occupied by Tenant or any person or persons claiming through or under Tenant, then the amount by which Base Annual Rent shall abate shall be equitably apportioned for the period from the date of any such use or occupancy to the date when all such damage shall have been repaired.

Section 10.2 - 180 Day and 60 Day Repair Criteria

        10.2.1 Notwithstanding the provisions of Section 10.1, if prior to or during the Term, the Premises shall be so damaged by fire or other casualty that, in Landlord's architect's or contractor's reasonable and good faith opinion determined in its reasonable discretion, it will take longer than two hundred seventy (270) days from the date of the casualty to substantially complete the repair and restoration of the Premises or Building, then Landlord shall give to Tenant as soon as possible but in no event later than sixty (60) days after the casualty, notice of such opinion ("the 270 Day Notice"). If such repairs and restoration cannot in Landlord's architect's or contractor's opinion be substantially completed within two hundred seventy (270) days after the date of the casualty, Landlord and Tenant shall each have the right to terminate this Lease by giving written notice to the other within fifteen (15) days after Tenant's receipt of the 180 Day Notice.

        10.2.2 Notwithstanding any provision herein to the contrary, Landlord and Tenant shall each have the right to terminate this Lease in the event the Premises is damaged by a fire or other casualty during the last year of the Term of this Lease if in Landlord's architect's or contractor's reasonable and good faith opinion determined in its reasonable discretion it will take longer than sixty (60) days to substantially complete the repair and restoration of the Premises, Landlord shall give notice of such opinion (the "60 Day Notice") as soon as possible, but in no event later than thirty (30) days after such casualty. In the event either party elects to terminate this Lease pursuant to this Section 10.2.2 such party shall give written notice to the other, which must be received by the other party no later than five (5) days after Tenant's receipt of the 60 Day Notice.

        10.2.3 In the event Landlord or Tenant delivers such a written termination notice pursuant to Section 10.2.1 or Section 10.2.2, this Lease and the Term shall terminate thirty (30) days thereafter with the same effect as if the expiration of such thirty (30) day period was the Expiration Date, and Rent shall be apportioned as of such date. In the event that this Lease is not so terminated and the actual time to substantially complete the repair and restoration of the Premises takes longer than two hundred seventy (270) days (or sixty (60) days in the event Landlord gives a 60 Day Notice), Tenant shall have no claim or remedy of any kind whatsoever against Landlord for any costs, damages, losses, liabilities or penalties it incurs, provided Landlord diligently prosecutes the repair and restoration of the Premises to substantial completion.


Section 10.3 - Lack of Insurance Proceeds

        Notwithstanding anything contained in this Article 10 to the contrary, in no event shall Landlord be required to spend for any repair, replacement or reconstruction of the Premises an amount greater than the insurance proceeds actually received by Landlord (plus the amount of reimbursement of deductibles actually received from Tenant as Building Costs or Project Costs) as a result of the fire or other casualty causing such loss, damage or destruction.


Section 10.4 - No Release of Liability

        Except to the extent expressly provided otherwise in this Lease, nothing contained in this Lease shall relieve Tenant of any liability to Landlord or to its insurance carriers that Tenant may have under law or under the provisions of this Lease in connection with any damage to the Premises or the Project by fire or other causualty.


Section 10.5 - Tenant's Negligence

        Notwithstanding the provisions of Section 10.1, if any such damage is due to the fault or neglect of Tenant, any person claiming through or under Tenant, or any of their employees, suppliers, shippers, customers or invitees, then there shall be no abatement of Base Annual Rent by reason of such damage, unless Landlord is reimbursed for such abatement of Base Annual Rent pursuant to any rental insurance policies that Landlord may, in its sole discretion, elect to carry.


Section 10.6 - Express Agreement Re Damage and Destruction

        The provisions of this Lease, including this Article 10, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or any other portion of the Project through fire or other casualty, and it is agreed that any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any similar statute or regulation, now or hereafter in effect, shall have no application to this Lease or to any damage to or destruction of all or any part of the Premises, the Building or any other portion of the Project.

                          ARTICLE 11 - EMINENT DOMAIN

Section 11.1 - Partial or Total Taking

        If all or substantially all of the Premises or Building is condemned or taken in any manner for public or quasi-public use, including, but not limited to, a conveyance or assignment in lieu of a condemnation or taking, this Lease shall automatically terminate as of the earlier of the date of the vesting of title or the date of dispossession of Tenant as a result of such condemnation or other taking. If less than all or substantially all of the Premises is so condemned or taken, this Lease shall automatically terminate only as to the portion of the Premises so taken as of the earlier of the date of the vesting of title or the date of dispossession of Tenant as a result of such condemnation or taking, provided that if so much of the Premises is taken as to materially and adversely impair Tenant's use of the Premises, Tenant shall have the right to terminate this Lease exercisable by giving Landlord written notice of such termination within sixty (60) days after the date of notice to Landlord of the date on which said vesting or dispossession will occur. Such termination by Tenant shall be effective as of the earlier of the date of vesting of title or the date of dispossession of Tenant, if such portion of the Premises is condemned or otherwise taken so as to require, in the opinion of Landlord, a substantial alteration or reconstruction of the remaining portions thereof, this Lease may be terminated by Landlord, as of the earlier of the date of the vesting of title or the date of dispossession of Tenant as a result of such condemnation or taking, by written notice to Tenant given within sixty (60) days following notice to Landlord of the date on which said vesting or dispossession will occur. Tenant hereby waives any right which it may have during the Lease Term under California Code of Civil Procedure Sections 1263.110 through 1265.140, and any similar law now or hereafter in effect, including, without limitation, the right to petition a court to terminate this Lease in the event of a partial taking of the Premises.

Section 11.2 - Award

        Landlord shall be entitled to the entire award in any condemnation proceeding or other proceeding for taking for public or quasi-public use, including, without limitation, any award made for the value of the Leasehold estate created by this Lease and Alterations which are the property of Landlord. No award for any partial or entire taking shall be apportioned, and Tenant hereby assigns to Landlord any award that may be made in such condemnation or other taking, together with any and all rights of Tenant now or hereafter arising in or to same or any part thereof; provided, however, that nothing contained herein shall be deemed to give Landlord any interest in, or to require Tenant to assign to Landlord, any award made to Tenant specifically for its relocation expenses, the taking of personal property and trade fixtures belonging to Tenant, or the interruption of or damage to Tenant's business if such award is made separately to Tenant and not as part of the damages recoverable by Landlord.

Section 11.3 - Sale to Condemning Authority

        Landlord may, without any obligation to Tenant and without obtaining Tenant's consent, agree to sell and/or convey to the condemnor the Premises, Building or Project or any portion thereof sought by the condemnor, free from this Lease and the rights of Tenant hereunder, without first requiring that any action or proceeding be instituted or, if instituted, pursued to a judgment. In the event Landlord sells and/or conveys all or any portion of the Premises. Building or Project to a condemnor this Lease shall terminate on the date the deed or other document evidencing such conveyance is recorded.

Section 11.4 - Proration/Abatement of Base Annual Rent

        In the event of an automatic or elective termination of this Lease pursuant to Section 11.1 or of sale pursuant to Section 11.3, the Rent shall be equitably prorated as of the date of termination of this Lease. In the event of a partial condemnation or taking that is permanent, but does not result in a termination of this Lease as to the entire Premises pursuant to section 11.1, the Rent shall abate in proportion to the portion of the Premises taken by such condemnation or other taking.

Section 11.5 - Temporary Taking

        If all or any portion of the Premises is condemned or otherwise taken for public or quasi-public use for a limited or temporary period of time, this Lease shall remain in full force and effect unless the Lease is terminated as provided above and Tenant shall continue to perform all terms, conditions and covenants of this Lease, except that the Base Annual Rate shall be abated in accordance with Section 11.3 but only during the period of any such limited or temporary condemnation or taking. This apportionment of any award shall be governed by the provisions of Section 11.2.

                             ARTICLE 12 - UTILITIES

Section 12.1 - Utilities


        12.1.1 Tenant shall pay directly to the providers of all services for separately metered or directly billed water, gas, heat, light, power, telephone and other utilities and services supplied to the Premises, all fees, costs and expenses of such services, together with any Taxes thereon. Landlord makes no representation with respect to the adequacy or fitness of the heating, ventilating or air conditioning equipment in the Project to maintain temperatures that may be required for, or because of, any equipment of Tenant, and Landlord shall have no liability for loss or damage in connection therewith.

        12.1.2 In the event any governmental entity promulgates or revises any statute, ordinance or building, fire or other code or imposes mandatory controls or guidelines on Landlord, the Project or any part thereof, relating to the use or conservation of energy, water, gas, light or electricity or the reduction of automobile or other emissions or the provision of any other utility or service provided with respect to this Lease, or in the event Landlord is required to make alterations to the Project or any other part thereof in order to comply with such mandatory controls or guidelines, Landlord may, in its sole discretion, require tenant to comply with such mandatory controls or guidelines or Landlord may, in its sole discretion, make such alterations to the Project or any other part thereof. All costs incurred by Landlord in connection with such laws, ordinances, guidelines or controls, including alterations to the Project shall be included in Operating Costs and assessed to Tenant pursuant to Section 3.4, except to the extent that such costs are to be entirely the responsibility of Tenant pursuant to this Lease, in which latter case such costs shall be entirely assessed to Tenant. Neither such compliance nor the making of such alterations shall in any event entitle Tenant to any damages, relieve Tenant of the obligation to pay the full Rent reserved hereunder or constitute or be construed as a constructive or other eviction of Tenant.


                     ARTICLE 13 - LANDLORD'S RIGHT OF ENTRY

        Landlord and Landlord's agents shall have the right to enter the Premises at all reasonable times, to examine the same and to make such repairs or alterations, decorations, additions or improvements as Landlord may reasonably deem necessary, including without limitation the use and maintenance of pipes and conduits in and through the Premises, and Landlord and Landlord's agents shall be allowed to take all material into and upon the Premises that may be required therefor without the same constituting an eviction of Tenant in whole or in part, and subject to the provisions of Article 10, the Base Annual Rent reserved shall in no way abate while said repairs, alterations, decorations, additions or improvements are being made by reason of inconvenience, annoyance or injury to the business of Tenant because of the prosecution of any such work, or otherwise. Landlord and Landlord's agents are expressly granted permission to inspect the premises at any reasonable time and to show the Premises at any reasonable time to prospective tenants, mortgagees, purchasers, lessees of the Building or Project and other persons with a business interest therein. If, during the last month of the Term, Tenant shall have removed all or substantially all of Tenant's property therefrom, Landlord may immediately enter and alter, renovate and redecorate the Premises, without elimination or abatement of Rent or other compensation, and such acts shall have no effect upon this Lease. If Tenant shall not be personally present to open and permit an entry into the Premises, at any time, when for any reason entry therein shall be reasonably necessary or permissible hereunder, Landlord or Landlord's agents may enter the same by a master key, or may forcibly enter the same, without rendering Landlord or such agents liable therefor (if during such entry Landlord or Landlord's agents shall accord reasonable care to Tenant's property), and without in any manner affecting the obligations, terms, covenants, conditions, provisions or agreements of this Lease. Nothing herein contained, however, shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever, for the care, supervision or repair of the Project or the Building or any part thereof, other than as otherwise provided in this Lease. Notwithstanding any provision in this Article 13 to the contrary, Landlord agrees to provide Tenant with at least 24 hours prior notice (except when Landlord reasonably determines that an emergency situation exists) and Tenant shall have the right to accompany Landlord or Landlord's employees, agents, contractors and representatives when Landlord enters the Premises. Landlord shall use reasonable efforts to accommodate Tenant's desire to have all entry into the Premises during normal business hours.

                        ARTICLE 14 - TENANT'S INSURANCE

Section 14.1 - Tenant's Insurance


        Tenant shall carry at its expense and maintain in force during the Term the following insurance:

                (a) Comprehensive General Liability Insurance with a Broad Form Liability Endorsement (including protective liability coverage on operations of independent contractors engaged in construction and also blanket contractual liability insurance) on an "occurrence" basis against claims for "personal injury" liability, including without limitation bodily injury, death or property damage liability with a limit of not less than Five Million Dollars ($5,000,000) in the event of "personal injury" to any number of persons or of damages to property arising out of any one "occurrence"; such insurance shall cover Tenant's indemnity obligations hereunder (excluding the indemnity obligations relating to Hazardous Materials, so long as such indemnity obligations are not generally insured for by tenants in the vicinity of the Project) and may be furnished under a "primary" policy and an "umbrella" policy, provided that it is primary insurance and not excess over or contributory with any insurance in force for Landlord;

        (b) insurance against loss or damage by fire and such other risks and hazards as are insurable under present and future standard forms of fire and extended coverage insurance policies, to the personal property, furniture, furnishings and fixtures belonging to tenant located in the Premises for not less than 100% of the actual replacement value thereof;

        (c) Worker's Compensation and Employee's Liability insurance (as required by state law); and

        (d) such other insurance as is generally required by owners or lenders on buildings similar in size, character, age and location as the Building.

Section 14.2 - General Requirements of Tenant's Insurance

        14.2.1 All such insurance shall name Landlord, any mortgagee and/or ground or underlying lessor as additional insureds and shall provide that Landlord and such additional insureds shall receive thirty (30) days' written notice from the insurer prior to any cancellation or change of coverage, and shall contain a cross liability or severability clause.

        14.2.2 All insurance required to be carried by Tenant hereunder shall be written only as primary insurance and non-contributing and shall be effected with only such companies as Landlord shall reasonably approve, but in any event not with any company of less repute than those having a general policy rating of A and a financial rating of XV as rated in the most current available "Best's Insurance Reports". In the event, "Best's Insurance Reports" is not currently published, such minimum standard shall be that published by any other nationally recognized publisher of such information. Landlord's approval shall be deemed to have been given unless Landlord in writing disapproves such company (i) not later than one month after submission of a policy or certificate to Landlord or
(ii) at any time due to claims experience. Any insurance carried by Landlord shall not be contributory.

        14.2.3 Tenant shall deliver true and correct copies of the policies of insurance required hereunder and original certificates thereof to Landlord at least ten (10) days before the Commencement Date, and thereafter at least thirty (30) days before the expiration dates of expiring policies.

        14.2.4 In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificates, Landlord may, at its option, without waiving any rights or remedies which Landlord may have for Tenant's default hereunder, procure such insurance for the account of Tenant, and the cost thereof shall be paid to Landlord within ten (10) days after delivery to Tenant of bills therefor. Nothing contained in this Article 14 shall be construed as a limitation of Tenant's liability hereunder.

Section 14.3 - Waiver of Subrogation

        (a) Subject to the rights of Landlord under Article 3 to collect, utilize and replenish Building Costs and Project Costs for the purposes therein set forth, and notwithstanding any other provision to the contrary contained to this Lease, Landlord waives any and all rights of recovery against Tenant for or arising out of damage to or destruction of the Premises, the Building or the Project, or any part thereof, from causes then included under standard "all risk" coverage owner's property insurance policies or endorsements whether or not such policies are in effect covering Landlord or Tenant and whether or not such damage or destruction shall have been caused by the negligence of Tenant, its agents, employees, contractors, visitors or licensees, but only to the extent that Landlord's insurance policies then in force permit such waiver. Tenant waives any and all rights of recovery against Landlord for or arising out of damage to or destruction of any property of Tenant, from causes then included under standard "all risk" coverage property insurance policies or endorsements whether or not such policies are then in effect covering Landlord or Tenant and whether or not caused by the negligence of Landlord, its agents, employees, contractors, visitors or licensees, but only to the extent that Tenant's insurance policies then in force permit such waiver. Landlord and Tenant represent that their present insurance policies now in force permit such waiver.

        (b) If at any time during the term of this Lease either party shall give no less than five (5) days prior notice to the other certifying that any insurance carrier which has issued any such policy covering any of the property above mentioned has refused to consent to the aforesaid waiver of subrogation, or such carrier revokes a consent previously given or cancels or threatens to cancel any policy previously issued and then in force and effect because of such waiver of subrogation, then, in any of such events, the waiver in this
Article 14 shall thereupon be of no further force and effect as to the loss, damage or destruction covered by such policy; provided, however, that if at any time thereafter such consent shall be obtained therefor from any existing or substitute insurance company, the waiver hereinabove provided for shall again become effective. The cost of obtaining any such waiver shall be deemed a cost of such policy.

Section 14.4 - Landlord's Insurance

        Landlord shall procure, at Tenant's cost and expense as an Operating Cost under Article 3, the following insurance:

        (a) Comprehensive General Liability Insurance (including protective liability coverage on operations of independent contractors engaged in construction and also blanket contractual liability insurance) on an "occurrence" basis for the benefit of Landlord as named insured against claims for "personal injury" liability, including, without limitation, bodily injury, death or property damage liability;

        (b) Insurance against loss or damage by fire and such other risks and hazards as are insurable under present and future standard forms of fire and extended coverage insurance policies, covering all the Premises, including Landlord's Work; and

        (c) Landlord may, but is not obligated to carry such other insurance (including, without limitation, insurance against loss of rents and/or earthquake insurance) with respect to the Landlord or the Premises, Building and/or Project: (i) as is generally carried by Metropolitan Life Insurance Company for similar properties, for as long as Metropolitan Life Insurance Company has an ownership interest in the Landlord or any portion of the Project; and (ii) after Metropolitan no longer has an ownership interest in the Landlord or any portion of the Project, as is generally carried by owners of, or required by lenders on, buildings or projects similar in size, character and location as the Building or Project.

        Tenant shall be entitled to obtain at its own cost and expense any additional Insurance Tenant reasonably desires to protect itself as a result of Tenant agreeing to the exculpatory language in Articles 6 and 9.

                     ARTICLE 15 - INSOLVENCY OR BANKRUPTCY

Section 15.1 - Insolvency or Bankruptcy

        15.1.1 In addition to the occurrences set forth in Section 16.1 hereinafter, the following events shall constitute a default under this Lease:
(i) Tenant admits in writing its inability to pay its debts as they mature;
(ii) Tenant makes an assignment for the benefit of creditors or takes any other similar action for the protection or benefit of creditors; (iii) Tenant gives notice to any governmental body of insolvency or pending insolvency, or suspension or pending suspension of operations; (iv) Tenant files a voluntary petition in bankruptcy or has an involuntary petition filed against him, her or it and such petition has not been dismissed within sixty (60) days; (v) Tenant files any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or other similar relief under any present or future bankruptcy statute, regulation or law; (vi) a court of competent jurisdiction enters an order, judgment or decree approving a petition filed against Tenant seeking any relief described in the preceding subparagraph (v) and such order, judgment or decree shall remain unvacated and unstayed for an aggregate of sixty (60) days from the date of entry thereof;
(vii) a trustee, receiver, conservator or liquidator of Tenant or of all or any substantial part of its property or its interest in the Premises is employed or appointed and such receivership remains undissolved for sixty (60) days; or
(viii) this lease or any estate of Tenant hereunder is levied upon under any writ of attachment or execution, and such writ shall remain unvacated and unstayed for ten (10) days.

        15.1.2 Upon the filing of a petition by or against Tenant under the United States Bankruptcy Code, Tenant, as debtor in possession, and any trustee who may be appointed agree to:

        (a) perform each and every obligation of Tenant under this Lease until such time as this Lease is either rejected or assumed by order of the United States Bankruptcy Court;

        (b) pay in the manner and at the time provided hereunder as reasonable compensation for use and occupancy of the Premises;

                (c) reject or assume this Lease within sixty (60) days of the filing of such petition under Chapter 7 of the Bankruptcy Code or within one hundred twenty (120) days of the filing of a petition under any other Chapter;

                (d) give Landlord at least forty-five (45) days prior written notice of any abandonment of the Premises; any such abandonment to be deemed a rejection of this Lease; and

                (c) do all other things of benefit to Landlord otherwise required under the Bankruptcy Code.

        Tenant, as debtor in possession, and any such trustee shall be deemed to have rejected this Lease in the event of the failure to comply with any of the above requirements and to have consented to the entry of an order by an appropriate Bankruptcy Court requiring compliance with any of the above requirements, waiving all rights to notice of the entry of such order.


Section 15.2 - Measure of Damages

        In the event of the termination of this Lease pursuant to Section 15.1, Landlord shall be entitled to the same rights and remedies as these set forth in Sections 16.3 and 16.5 and in Article 1a of this Lease.


Section 15.3 - Provision of Services and Assumption of Lease

        In the event of the occurrence of any of those events specified in
Section 15.1, if Landlord shall not choose to exercise, or by law shall not be able to exercise, its rights hereunder to terminate this Lease upon the occurrence of such events, then, in addition to any other rights of Landlord hereunder or by law, (i) Landlord shall not be obligated to provide Tenant with any of the services specified in Article 12, unless Landlord has received compensation in advance for such services, and the parties agree that Landlord's reasonable estimate of the compensation required with respect to such services shall control, and (ii) neither Tenant, as debtor-in-possession, nor any trustee or other person (hereinafter collectively called the ""Assuming Tenant'') shall be entitled to assume this Lease unless, on or before the date of such assumption, the Assuming Tenant (x) cures, or provides adequate assurance that the latter will promptly cure, any existing default under this Lease, (y) compensates, or provides adequate assurance that the Assuming Tenant will promptly compensate, Landlord for any pecuniary loss (including, without limitation, attorneys' fees and disbursements) resulting from such default, and provides adequate assurance of future performance under this Lease, it being covenanted and agreed by the parties that, for such purposes, any cure or compensation shall be effected by the immediate payment of any monetary default or any required compensation, or the immediate correction or handing of any nonmonetary default; any "adequate assurance" of such cure or compensation shall be affected by the establishment of an escrow fund for the amount at issue or by bonding and "adequate assurance" of future performance shall be affected by the establishment of an escrow fund for the amount at issue or by bonding, it being covenanted and agreed by Landlord and Tenant that the foregoing provision was a material part of the consideration for this Lease.


                         ARTICLE 16 - DEFAULT/REMEDIES

Section 16.1 - Events of Default

        It shall be deemed conclusively a material breach of this Lease, and the occurrence of any of the following, if not cured within any time period provided, shall constitute a default by Tenant:

                (a) Tenant fails to make any payment of Rent pursuant to this Lease when due; or

                (b) Tenant fails to perform or honor any obligation, covenant, condition or representation required to be performed or made by Tenant under this Lease (other than those described above in Section 16.1(a) and except as otherwise provided below in Sections 16.1(c) through 16.1(g)) and shall fail, for a period of fifteen (15) days after written notice from Landlord specifying such failure ("Landlord's Nonmonetary Default Notice"), to cure said failure (which cure shall include payment to Landlord in compensation for any damages suffered and costs incurred, including, without limitation, attorneys' fees, by Landlord due to such failure and prior to such cure), unless such failure cannot be cured within said fifteen (15) days, in which case it shall be deemed an event of default under this Lease if Tenant either (i) fails to commence to cure the applicable default within such fifteen (15) day period, (ii) fails, after commencing to cure within such fifteen (15) day period, to use due diligence to cure the applicable default within such period of time as may be reasonably necessary, or (iii) fails to cure the applicable defaults within sixty (60) days after Landlord's Nonmonetary Default Notice; or

                (c) Tenant abandons the Premises or Tenant vacates the Premises and/or removes substantially all of Tenant's furniture or other property therefrom for a period of thirty (30) days, and Tenant fails to (i) give Landlord prior written notice of such intent to vacate and (ii) keep in place all signage it has erected or constructed in the Common Areas, Premises, Building or Project; or

                (d) Tenant fails to timely perform or observe any obligation required to be performed or observed by Tenant under this Lease within any time period specifically set forth in this Lease for such performance or observance; or

                (e) Any of the events described in Section 15.1.1 shall occur;
or

                (f) Tenant assigns, or transfers, by operation of law or otherwise, or enters into an agreement to assign or transfer any or all of its interests under this Lease without obtaining Landlord's prior written consent (other than as expressly permitted under Article 5 hereof) or permits, commits, suffers or maintains any unlawful set, nuisance or waste on or about the Premises, the Building or the Project or areas used in connection therewith; or

                (g) Tenant fails to pay, or deposit with Landlord, timely any amount of money due to Landlord pursuant to Exhibit D or Tenant Delay under Exhibit D exceeds thirty (30) days; or

Section 16.2 - Termination of the Right to Possession

        In the event that Tenant is in default hereunder, Landlord may elect to terminate this Lease by giving notice of such election to Tenant. Said notice may consist of a three (3) days' notice to quit pursuant to California Code of Civil Procedure Section 1161, in which event, at the expiration of said three
(3) day period (and unless said notice provides an option to cure within said three (3) day period and Tenant cures the default within said three (3) day period) Tenant's right to possession shall be terminated (including, without limitation, for purposes of California Civil Code Section 1951.2) and this Lease shall thereby terminate and Tenant shall vacate and deliver possession of the Premises to Landlord, but Tenant shall remain liable as hereinafter provided.

Section 16.3 - Rights Upon Termination

        In the event of Landlord's termination of this Lease as a result of Tenant's breach or default of this Lease, Landlord shall have:

                (a) The right, subject to applicable law, to re-enter the Premises and dispossess Tenant and the legal representatives of Tenant and all other occupants of the Premises by unlawful detainer or other summary proceedings, or otherwise as permitted by law, and remove their property and regain possession of the Premises (but Landlord shall not be obligated to effect such removal) and said property may, at Landlord's option, be stored or otherwise dealt with as provided within this Lease or as applicable law may then provide or permit, including but not limited to the right of Landlord to sell or otherwise dispose of the same or to store the same, or any part thereof, in a warehouse or elsewhere at the expense and risk of and for the account of Tenant.

                (b) The rights and remedies provided by California Civil Code
Section 1951.2 to recover from Tenant upon termination of the Lease:

                        (i) the worth at the time of award of the unpaid Rent and other charges which had been earned at the time of termination;

                        (ii) the worth at the time of award of the amount by which the unpaid rent and other charges which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

                        (iii) subject to subdivision (c) of the California Civil Code Section 1951.2, the worth at the time of award of the amount by which the unpaid rent and other charges for the balance of the Term after the time of award exceeds the amount of rental loss that Tenant proves could be reasonably avoided; and

                        (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom. The "worth at the time of award" of the amounts referred to in clauses (1) and (2) of this Section
     16.3 shall be computed by allowing interest at the Default Rate. The "worth at the time of the award" of the amount referred to in clause (3) of this Section 16.3 shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%.

        (c) The right to enforce, to the extent permitted by the laws of the State of California then in force and effect, any other rights or remedies set forth in this Lease or otherwise applicable hereto by operation or law or contract.

Section 16.4 - Continuance of Lease

        In the event of any breach of this Lease by Tenant (and regardless of whether or not Tenant has abandoned the Premises), this Lease shall not terminate unless Landlord, at Landlord's option, elects at any time when Tenant is in breach of this Lease to terminate Tenant's right to possession as provided in Subsection 16.2 of this Article 16 or, at Landlord's further option, by the giving of any notice (including but not limited to any notice preliminary or prerequisite to the bringing of legal proceedings in unlawful detainer) terminates Tenant's right to possession. For so long as this Lease continues in effect, Landlord shall have the rights and remedies provided by California Civil Code Section 1951.4 and Landlord may enforce all of Landlord's rights and remedies under this Lease, including the right to recover all Rent as it becomes due hereunder. For the purpose of this Section 16.4, the following shall not constitute termination of Tenant's right to possession: (i) acts of maintenance or preservation or efforts to relet the Premises, or (ii) the appointment of a receiver upon initiative of Landlord to protect Landlord's interest under this Lease.

Section 16.5 - Other Remedies

        In the event of a breach or threatened breach by Tenant of any of the terms, covenants, conditions, provisions or agreements of this Lease, Landlord shall additionally have the right of injunction and Tenant agrees to pay the premium for any bond required in connection with such injunction. Provision in this Lease of any particular remedy shall not preclude Landlord from any other remedy, at law or in equity.

Section 16.6 - Waiver of Rights of Redemption and Time for Service of Notice

        Tenant hereby expressly waives any and all rights (i) to require that Landlord serve a notice of default for unpaid rent within one year after such rent becomes due, as provided in California Code of Civil Procedure Section 1161, subsection 2, and (ii) to relief from forfeiture, redemption or reinstatement granted by or under any present or future law (including, without limitation, California Code of Civil Procedure Sections 1174 and 1179) in the event of Tenant's being evicted or dispossessed for any cause, or in the event of Landlord's obtaining the right to possession of the Premises, by reason of the violation by Tenant of any of the terms, covenants, conditions, provisions of agreements of this Lease, or otherwise.

Section 16.7 - Procedural Matters

        (a) Tenant hereby waives the requirement that any notice of default served pursuant to this Article 16 or under the California unlawful detainer statutes shall be required to be served on any subtenant in possession or actual occupation of the Premises. Tenant also waives its right to require under California Civil Code Section 1164 that any subtenant in actual occupation of the Premises when the complaint and unlawful detainer be filed need be made a party defendant.

        (b) Exercise by Landlord of any one or more remedies granted herein or otherwise available shall not be deemed to be an acceptance of surrender of the Premises by Tenant, whether by agreement or by operation of law, it being understood that such surrender can be effected only by the written agreement of Landlord and Tenant.

        (c) The voluntary or other surrender or termination of this Lease, or a mutual termination or cancellation thereof, shall not work a merger and shall, at the option of Landlord, either (i) terminate all or any existing assignments, subleases or subtenancies, or (ii) operate as an assignment to Landlord of any or all of such assignments, subleases or subtenancies.

        (d) Notwithstanding any other provision of this Lease, a notice to Tenant given under this Article 16 or pursuant to California Code of Civil Procedure Section 1161 or Article 23 of this Lease and any notice served by mail shall be deemed served, and the requisite waiting period deemed to begin under said Code of Civil Procedure Section upon mailing, without any additional waiting requirement under Code of Civil Procedure Section 1011 et seq. or by other law. For purposes of Code of Civil Procedure Section 1162, Tenant's "place of residence", "usual place of business", "the property" and "the place where the property is situated" shall mean and be the Premises, whether or not Tenant has vacated same at the time of service.

                   ARTICLE 17 - LANDLORD'S RIGHT TO PERFORM

        If Tenant shall default in the timely performance of any obligation on Tenant's part to be performed under this Lease, after giving effect to any notice and cure periods provided in this Lease, Landlord may immediately, or at any time thereafter, without notice, perform the same for the account of Tenant. If Landlord at any time is compelled to pay or elects to pay any sum of money or do any act which will require the payment of any sum of money (including but not limited to employment of attorneys or incurring of costs) by reason of the failure of Tenant to comply with any term, covenant, condition, provision or agreement hereof, the reasonable sum or sums so paid or incurred by Landlord with interest at the Default Rate shall be due from tenant to Landlord promptly upon demand by Landlord, as additional rent.

                           ARTICLE 18 - END OF TERM

Section 18.1 - Condition of Premises

     Upon the expiration or other termination of the Term, Tenant shall quit and surrender the Premises to Landlord, broom clean, in as good order, condition and repair as it now is or may hereafter be placed, ordinary wear excepted and subject to the provisions of Article 10, Article 11 and Sections 4.7-4.14. Tenant shall remove all personal property of Tenant from on or about the Premises. Subject to Section 6.1.2, at Landlord's option, Landlord may require Tenant to remove any Alterations or other improvements installed on Tenant's behalf in the Premises. If Tenant shall remove any such property, Alterations or improvements permitted or required to be removed from the Premises, Tenant shall repair or, at Landlord's option, shall pay to Landlord the cost of repairing, any damage arising from such removal. Any property left on the Premises at the expiration or other termination of this Lease, or after the happening of any of the events of default set forth in Article 16, may, at the option of Landlord, either be deemed abandoned or be placed in storage at a public warehouse in the name of and for the account of and at expense and risk of Tenant or otherwise disposed of by Landlord in the manner provided by law. Tenant expressly releases Landlord of and from any claims and liability for damage to or destruction or loss of property left by Tenant upon the Premises at the expiration or other termination of the Lease and Tenant hereby indemnifies Landlord against any and all claims and liability with respect thereto.

Section 18.2 - Holding Over

     If Tenant holds over after the Term with the express written consent of Landlord such tenancy shall be from month to month only and shall not be a renewal hereof, and Tenant shall pay as Rent to Landlord for the use and occupancy of the Premises for each month Tenant holds over an amount agreed to be one and one quarter (1.25) times the Rent which is due on the last month of the Term, and Tenant shall also comply with all of the terms, covenants, conditions, provisions and agreements of this Lease for the time during which Tenant holds over. If without the express written consent of Landlord, Tenant shall fail to vacate the Premises after the expiration of the Term or sooner termination of this Lease for any cause or after Tenant's right to occupy the Premises ceases, thereafter, and notwithstanding anything to the contrary contained elsewhere in this Lease. Tenant shall pay as Rent to Landlord for the use and occupancy of the Premises for each month Tenant holds over an amount agreed to be two (2) times the Rent which is due on the last month of the Term, and Tenant shall also comply with all of the terms, covenants, conditions, provisions and agreements of this Lease for the time during which Tenant holds over. If the Premises are not surrendered at the end of the Term or of a permitted hold over period, Tenant shall be additionally responsible to Landlord for all damage (including but not limited to the loss of Rent) which Landlord shall suffer by reason thereof, and Tenant hereby indemnifies Landlord against all claims made by any succeeding lessee against Landlord, resulting from delay by Landlord in delivering possession of the Premises to such succeeding Tenant. Tenant's obligation to observe or perform all of the terms, covenants, conditions, provisions and agreements of this Article shall survive termination of this Lease.

Section 18.3 - Conditions of Termination

     In the event that this Lease terminates for any reason prior to the Expiration Date, including but not limited to termination by Landlord, but not including execution of a new lease with a lender or ground lessor under Article 5, such termination will terminate any and all agreements for the extension of this Lease, whether expressed in an option, exercised or not, or in a collateral document or otherwise. Any right herein contained on the part of Landlord to terminate this Lease shall continue during any extension hereof.
Any option on the part of Tenant herein contained for an extension hereof shall not be deemed to give Tenant any option for a further extension beyond the first extended term. No act or thing done by Landlord or Landlord's agents during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing signed by Landlord. No employee of Landlord or Landlord's agents shall have any power to accept the keys of the Premises prior to the termination of this Lease.

                         ARTICLE 19 - QUIET POSSESSION

     Landlord hereby expressly covenants and agrees with Tenant, in lieu of any implied covenant of quiet possession, that upon Tenant's paying Rent and all other charges and observing and performing all the terms, covenants, conditions, provisions and agreements of this Lease on Tenant's part to be observed or performed, Tenant shall have quiet possession of the Premises for the Term as to anyone claiming by, through or under Landlord, subject, however, to the terms of this Lease and of any ground leases, underlying Leases, mortgages, deeds of trust, and covenants, conditions and restrictions affecting all or any portion of the Project or any of the areas used in connection with the operation of the Project.

                      ARTICLE 20 - RULES AND REGULATIONS

        Tenant and Tenant's agents, employees, contractors, visitors and licensees shall observe faithfully and comply strictly with the Rules and Regulations set forth as Exhibit E hereto, and such other and further reasonable Rules and Regulations as Landlord or Landlord's representatives may from time to time adopt. Any addition or change in the Rules and Regulations shall become effective within five (5) days after written notice thereof given by Landlord or its representatives. Landlord shall not be responsible for the performance of, and shall not be liable to Tenant or any other Person for violation of, any of said Rules and Regulations, or the breach of any term, covenant, condition, provision or agreement in any lease or in any covenants, conditions and restrictions affecting the Project, by any other tenant in the Project or other Person.

             ARTICLE 21 - NO WAIVER/ENTIRE AGREEMENT/MODIFICATION

        The failure of Landlord or Tenant to seek redress for violation of, or to insist upon the strict performance of any term, covenant, condition, provision or agreement of this Lease, or any of the Rules and Regulations attached to this Lease or hereafter adopted by Landlord, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of any original violation. No provision of this Lease shall be deemed to have been waived by Landlord or Tenant, unless such waiver be in writing signed by the waiving party. The acceptance by Landlord of Rent with knowledge of the breach of any term, covenant, condition, provision or agreement of this Lease shall not be deemed a waiver of such breach. No payment by Tenant or receipt by Landlord of a lesser amount than the Monthly Installment shall be deemed to be other than on account of the earliest stipulated Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other remedy in this Lease provided. This Lease contains the entire agreement between the parties, and recites the entire consideration given and accepted by the parties. There are no oral agreements between Landlord and Tenant affecting this Lease, and this Lease supersedes and cancels any and all prior negotiations, arrangements, correspondence, communications, brochures, agreements and understandings, if any, whether oral or written, between Landlord and Tenant or displayed by Landlord to Tenant with respect to the subject matter of this Lease. There are no representations between Landlord and Tenant other than those contained in this Lease and all reliance with respect to any representations is based solely upon the terms of this Lease. Any agreement hereafter made shall be ineffective to change, modify, waive or discharge any provision of this Lease in whole or in part unless such agreement is in writing and signed by the party against whom enforcement of the change, modification, waiver or discharge is sought. This Lease may be executed in one or more duplicates or counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

                   ARTICLE 22 - LANDLORD'S DEFAULT/LIABILITY

Section 22.1 - Force Majeure

        This Lease and the obligation of Tenant to pay Rent and all other sums due hereunder to keep, observe and perform all of the other terms, covenants, conditions, provisions and agreements of this Lease on the part of Tenant to be kept, observed or performed shall in no way be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease, or is delayed or curtailed in any way from doing so, by reason of any cause beyond Landlord's reasonable control, including, but not limited to, acts of God, strike or labor troubles, fuel or energy shortages, governmental preemption or curtailment in connection with a national emergency or in connection with any rule, order, guideline or regulation of any department or governmental agency or by reason of the conditions of supply and demand which have been or are affected by a war or other emergency. Any such prevention, delay or curtailment shall be deemed excused and Landlord shall not be subject to any liability resulting therefrom. Tenant waives and releases its right to terminate this Lease under Section 1932(1) of the California Civil Code or under any similar law or statute now or hereafter in effect.

Section 22.2 - Notice/Right to Cure

        Landlord shall not be deemed to be in default in the performance of any obligation required to be performed by it hereunder unless and until it has failed to perform such obligation within thirty (30) days after written notice by Tenant to Landlord specifying the nature of Landlord's failure to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed to be in default if it shall commence such performance within such thirty (30) day period and thereafter shall diligently prosecute the same to completion. All rights to cure provided to Landlord under this Section 22.2 shall also be accorded to any mortgages, ground lessor or beneficiary under a deed of trust encumbering the Building or the Project.

Section 22.3 - Limitation of Landlord's Liability

     22.3.1 The liability of Landlord hereunder or in connection with the Premises, Building or Project shall be limited to the greater of Landlord's equity interest in the Building or ten percent (10%) of the value of the Building, and in no event shall any other assets of Landlord be subject to any claim arising out of or in connection with the Lease, Premises, Building or Project.

     22.3.2 If, at any time during the term of this Lease, the holder of Landlord's interest hereunder is a partnership or joint venture, Tenant agrees to look only to the assets of such partnership or joint venture in the Project and neither Landlord nor its partners or joint venturers shall have personal liability with respect to any obligations or payments due or which may become due from Landlord hereunder. A deficit in the capital account of any partner or joint venturer shall not be considered an asset of such partnership or joint venture.

Section 22.4 - Sale by Landlord

     In the event that the original Landlord hereunder, or any successor to the Landlord's interest in the Building, shall sell, convey, transfer or assign the Landlord's interest in the Building, all liabilities and obligations on the part of the original Landlord, or such successor, under this Lease shall thereupon and thereby be released, and thereupon all such liabilities and obligations shall be binding upon the new owner and Tenant shall look solely to such new owner for the performance of any of Landlord's obligations hereunder. This Lease and Tenant's rights and obligations hereunder shall not otherwise be affected by any such sale, conveyance, transfer or assignment and Tenant agrees to attorn to such new owner.

                              ARTICLE 23 - NOTICES

Section 23.1 - Notices to Tenant

     Except as otherwise in this Lease provided, a bill, demand, statement, consent, notice or communication which Landlord may desire or be required to give to Tenant shall be deemed sufficiently given or rendered if in writing, delivered personally to Tenant or sent by certified, registered or express United States mail, return receipt requested and postage prepaid, or sent prepaid by overnight or same day carrier or courier service which maintains records of delivery, attempts at delivery and receipts in a manner similar to those records kept by the U.S. Postal Service for its certified mail, return receipt requested service, with such return receipt service requested from such carrier or courier, addressed to Tenant at the address set forth in Paragraph K of the Summary of Basic Terms, or at such other address as Tenant shall designate by notice given as herein provided.

Section 23.2 - Notices to landlord

     Any notice, request, demand or communication by Tenant to Landlord must be in writing and delivered prsonally to an officer of Landlord or sent by certified, registered or express United States mail, return receipt requested and postage prepaid or sent prepaid by overnight or same day carrier or courier service which maintains records of delivery, attempts at delivery and receipts in a manner similar to those records kept by the U.S. Postal Service for its certified mail, return receipt requested service, with such return receipt service requested from such carrier or courier, addressed to Landlord, at the address set forth in Paragraph K of the Summary of Basic Terms, or at such other address as Landlord shall designate by notice given as herein provided. If Tenant is notified of the identity and address of Landlord's mortgagee or beneficiary under a deed of trust, or ground or underlying lessor, Tenant shall give such party notice of any default by Landlord hereunder in the same manner Tenant is to give Landlord notice hereunder, and if an opportunity to cure such default is provided hereunder, such party shall have the period of time set forth in Section 8.3 to effectuate a cure before Tenant exercises its remedies on account of a default by Landlord hereunder.

Section 23.3 - Notices Generally

     Rejection or refusal to accept a notice, request, demand or communication given in the manner required by this Article, or the inability to deliver same because of a changed address of which no notice was given, shall be deemed to be a receipt of the notice, request or demand sent. Notwithstanding any provision to the contrary contained in this Lease, no provision in this Lease shall preclude service of notices in accordance with any state or local law.

                         ARTICLE 24 - SECURITY DEPOSIT


Section 24.1 - General

        Tenant shall deposit in cash with Landlord the Base Security Deposit and the Supplemental Security Deposit specified in this Article as security for the faithful performance by Tenant of all the terms, covenants and conditions of this Lease (collectively, the "Security Deposit"). Paragraph N of the Summary of Basic Terms sets forth the initial amount of Tenant's Base Security Deposit, which Tenant shall deposit with Landlord upon Tenant's execution of this Lease. Tenant shall increase the Base Security Deposit by depositing in cash with Landlord an additional amount equal to the amount per month of all increases in Monthly Installments which Tenant becomes obligated to pay pursuant to Section 3.3.1, which deposit shall be made within thirty (30) days after Notice from Landlord to Tenant of the amount of such increase. Further, if the Monthly Installments of Base Annual Rent at the commencement of any Option Term would be greater than the amount of the Monthly Installment of Base Annual Rent immediately preceding the applicable Option Term, Tenant shall, before such Option Term commences, deposit in cash with Landlord an additional amount so that the amount of the Security Deposit equals one Monthly Installment of Base Annual Rent due during the Option Term. Landlord shall have the right, without waiving any of Landlord's other rights and remedies under the Lease, upon the occurrence of any default described in Section 16.1, to apply the Security Deposit to cure any such default and compensate Landlord for all the detriment proximately caused by such default. Landlord will within thirty (30) days following the termination hereof return the Security Deposit to Tenant or the last permitted assignee of Tenant's interest hereunder at the expiration of the Term except to the extent Landlord has applied the Security Deposit pursuant to this Article. Should Landlord use any portion of the Security Deposit to cure any default by Tenant hereunder, Tenant shall replenish the Security Deposit to the full amount within ten (10) days after notice. Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on any portion of the Security Deposit. Upon any sale or transfer of its interest in the Building, Landlord may transfer the Security Deposit to its successor in interest and thereupon, Landlord shall be released from any liability or obligation with respect thereto.

Section 24.2 - Supplemental Security Deposit & Changeover Date

        Paragraph M of the Summary of Basic Terms sets forth the amount of Tenant's Supplemental Security Deposit, which Tenant shall deposit with Landlord upon Tenant's execution of this Lease. Notwithstanding any provision of Section 24.1 to the contrary, on the last day of the thirty-sixth (36th) month after the Commencement Date (the "Changeover Date") Landlord will become obligated to return the Supplemental Security Deposit to Tenant or the last permitted assignee of Tenant's interest hereunder on the Changeover Date except to the extent Landlord has applied the Supplemental Security Deposit pursuant to this Article, and Landlord shall return such amount no later than thirty (30) days after the Changeover Date, provided, however, if on the Changeover Date there exists a default described in Section 16.1 or an event or condition which with the giving of notice or passage of time or both would constitute a default described in Section 16.1, Landlord shall be entitled to continue to hold the Supplemental Security Deposit in an amount sufficient to cure any such default, event or condition and compensate Landlord for all the detriment proximately caused by such default, event or condition until Landlord is entitled to apply all or part of such amount or Tenant has timely cured such default or timely satisfied or performed such event or condition. If Tenant timely delivers to Landlord a Letter of Credit in accordance with the provisions of Section 24.3, then notwithstanding any provision of this Section
24.2 to the contrary, on the date Tenant delivers to Landlord such Letter of Credit ("Letter of Credit Delivery Date") Landlord will become obligated to return the cash held as the Supplemental Security Deposit to Tenant or the last permitted assignee of Tenant's interest hereunder on the Letter of Credit Delivery Date except to the extent Landlord has applied the cash held as the Supplemental Security Deposit pursuant to this Article, and Landlord shall return such amount no later than thirty (30) days after the Letter of Credit Delivery Date, provided, however, if on the Letter of Credit Delivery Date there exists a default described in Section 16.1 or an event or condition which with the giving of notice or passage of time or both would constitute a default described in Section 16.1, Landlord shall be entitled to continue to hold the cash in lieu of accepting the Letter of Credit as the Supplemental Security Deposit.

Section 24.3 - Letter of Credit

        Notwithstanding any provision of the foregoing to the contrary, for the period ending at the close of business on the Changeover Date, Tenant may deliver to Landlord, upon Tenant's execution of the Lease or, subject to the last sentence of Section 24.2 within six (6) months after the Reference Date, a clean unconditional, irrevocable, transferrable letter of credit without documents in a form acceptable to Landlord, providing for payment against presentation of Landlord's drafts at sight, in whole or partial draws, and issued by a financial institution acceptable to Landlord, in Landlord's sole discretion, in the amount of the Supplemental Security Deposit ("Letter of Credit") in lieu of depositing cash for such portion of the Security Deposit. The Letter of Credit shall be maintained in effect, whether through renewal, extension or replacement through and including the Changeover

Date, and in no event shall any individual Letter of Credit have a term of less than three (3) years (or equal to the period remaining through and including the Changeover Date if such period is less than three (3) years). Tenant shall deliver a certificate of renewal or extension or a replacement Letter of Credit to Landlord at least thirty (30) days prior to the expiration of the Letter of Credit, in each case at such time meeting the requirements set forth above for the Letter of Credit. Failure to timely deliver to Landlord such certificate of renewal or extension or such replacement Letter of Credit shall entitle Landlord to draw upon the Letter of Credit in full and retain such proceeds as a part of the Security Deposit in accordance with Section 24.3 of the Lease, until and unless Tenant delivers to Landlord a replacement Letter of Credit meeting the requirements of this Article 24, in which event Landlord shall promptly refund any unapplied balance of such proceeds to Tenant. Landlord shall be entitled to draw, in whole or partial draws, upon such Letter of Credit upon the occurrence of any default described in Section 16.1 and to apply the proceeds to cure such default and compensate Landlord for all the detriment proximately caused by such default. Notwithstanding the provisions of the immediately preceding sentence,
(a) such provisions shall not be construed as a waiver or limitation of, or otherwise adversely affect, Landlord's rights provided above in the circumstances of expiration of the Letter of Credit, (b) such provisions shall not be construed as a waiver or limitation of, or otherwise adversely effect, Landlord's rights to a clean Letter of Credit in the form described above, or to draw upon the Letter of Credit by sight draft, without documents, or Landlord's other rights against the financial institution issuing the Letter of Credit as provided above, and (c) if on the Changeover Date there exists an event or condition which with the giving of notice or passage of time or both would constitute a default described in Section 16.1, Landlord shall be entitled to draw upon the Letter of Credit in an amount sufficient to cure such default and compensate Landlord for all the detriment proximately caused by such default and retain such proceeds as a portion of the Security Deposit until Landlord is entitled to apply all or part of such amount or Tenant has timely cured such default or timely satisfied or performed such event or condition. If the Changeover Date does not occur on a business day, the last business day before the Changeover Date shall be used as the date for Landlord (i) to determine if it is entitled to draw upon and apply all or any portion of the Letter of Credit and (ii) to so draw. In connection with any sale or transfer of Landlord's interest in the Building, Landlord shall be entitled to transfer the Letter of Credit to Landlord's successor in interest and thereupon, Landlord shall be released from any liability or obligation with respect to the Letter of Credit and the Supplemental Security Deposit. Through and including the Changeover Date, within ten (10) days after any such draw, Tenant shall cause the face amount of the Letter of Credit to be restored to the original amount within ten
(10) days after notice by Landlord. Tenant shall pay all fees and other expenses attendant to the issuance and maintenance of the Letter of Credit, including, without limitation, any renewal, extension, replacement or transfer thereof.

                             ARTICLE 25 - BROKERAGE

        Tenant represents and warrants that the broker or brokers specified in Article N of the Summary of Basic Terms was/were the sole broker or brokers who negotiated and brought about the consummation of this Lease, and that no discussions or negotiations were had with any other broker, agent or finder concerning the leasing of the Premises. Based on the foregoing representation and warranty, Landlord has agreed with Tenant that Landlord shall pay such commission or compensation due to said broker or brokers in connection with the consummation of this Lease pursuant to any agreement between Landlord and such broker. Each party hereby agrees to indemnify, protect, defend and hold the other harmless from and against any claims for brokerage commissions made by any broker, agent or finder not specified in Article N of the Summary of Basic Terms arising out of any dealings, actions, discussions, negotiations or contracts allegedly had with or on behalf of such party, and from and against any and all losses, costs, expenses, liabilities and damages suffered or incurred by such party as a consequence thereof, including, without limitation, attorneys' fees and costs.

                           ARTICLE 26 - MISCELLANEOUS

Section 26.1 - Captions and Construction

        The marginal notes and headings are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope or intent of this Lease nor do they in any way affect this Lease. The language in all parts of this Lease shall be construed according to its normal and usual meaning and not strictly for or against either Landlord or Tenant.

Section 26.2 - Definitions

        The term "Landlord" as used in this Lease means only the owner or mortgagee in possession or grantee in possession under a deed of trust, or the owner of a lease of the Project (or part thereof in which the Premises is situated) for the time being. The words "re-enter" and "re-entry" as used in this Lease are not restricted to their technical legal meaning.

Section 26.3 - Successors and Assigns

     The covenants contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective legal representatives and successors, and, except as otherwise provided in this Lease, their assigns.

Section 26.4 - Landlord's Approval

     The review, approval, inspection or examination by Landlord of any item to be reviewed, approved, inspected or examined by Landlord under the terms of this Lease or the Exhibits attached hereto shall not constitute the assumption of any responsibility by Landlord for either the accuracy or sufficiency of any such item or the quality or suitability of such item for its intended use, and shall not constitute an assumption of risk with respect to same, nor a representation or certification by Landlord nor an estoppel against Landlord that such matter is safe or reasonable or in compliance with applicable laws. Any such review, approval, inspection or examination by Landlord is for the sole purpose of protecting Landlord's interests in the Project and under this Lease, and no third parties, including, without limitation Tenant or any person or entity claiming through or under Tenant, or the contractors, agents, employees, visitors or licensees of Tenant or any such person or entity, shall have any rights hereunder.

Section 26.5 - Joint and Several Liability

     If a partnership or more than one legal person at any time constitutes Tenant, (1) each partner and each legal person is jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions, provisions and agreements of this Lease to be kept, observed or performed by Tenant, and (2) the term "Tenant" as used in this Lease shall mean and include each such partner or legal person jointly and severally and the act of or notice from or notice or refund to, or the signature of, any one or more of them, with respect to this Lease, including but not limited to any renewal, extension, expiration, termination or modification of this Lease, shall be binding upon each and all of the persons executing this Lease as Tenant with the same force and effect as if each and all of them had so acted or so given or received such notice or refund or so signed.

Section 26.6 - Governing Law

     This Lease shall be governed by and construed in accordance with the laws of the State of California.

Section 26.7 - Severability

     In the event any term, covenant, condition, provision or agreement herein contained is held to be invalid or void by any court of competent jurisdiction, the invalidity of any such term, covenant, condition, provision or agreement shall in no way affect any other term, covenant, condition, provision or agreement herein contained, unless the elimination of such term materially affects the fundamental rights and benefits of either party to this Lease.

Section 26.8 - Security Systems

     Landlord shall not be obligated to provide or maintain any security patrol or security system. However, if Landlord elects to provide such patrol or system in the Building or the Common Areas, the cost thereof shall be included in Operating Costs as defined in Section 3.4.1. Landlord shall not be responsible for the quality of any patrol or system which is presently or in the future provided in the Premises, Building or Project, or for damage or injury to Tenant, its employees, invitees or others due to the failure, action or inaction of such patrol or system.

Section 26.9 - Time of the Essence

     Time is of the essence with respect to the performance of each and every provision of this Lease to be performed by Tenant and Landlord.

Section 26.10 - Recordation

     Neither this Lease, nor any notice nor memorandum regarding the terms hereof, shall be recorded by Tenant. Any such unauthorized recording shall give Landlord the right to declare a breach of this Lease and pursue the remedies provided herein. Tenant agrees to execute and acknowledge, at the request of Landlord, a memorandum of this Lease, in recordable form.

Section 26.11 - Change of Name

        If the name of Tenant or any successor or assign shall be changed during the term of this Lease, such party shall promptly notify Landlord thereof, which notice shall be accompanied by a certified copy of the document affecting such change of name.

Section 26.12 - Estoppel Certificates

        26.12.1 Tenant shall at any time and from time to time upon not less than ten (10) days' prior notice from Landlord, execute, acknowledge and deliver to Landlord a statement in writing certifying to those facts for which such estoppel certificate has been reasonably requested by Landlord or any current or prospective purchaser, mortgagee (or beneficiary under a deed of trust), ground lessor or underlying lessor, including without limitation (a) that this Lease is unmodified and in full force and effect (or, if modified, adequately identifying such modification and certifying that this Lease, as so modified, is in full force and effect) and (b) the dates to which the Base Annual Rent, additional payments and other charges are paid, (c) whether or not there is any default by Landlord to the best of Tenant's actual knowledge, or by Tenant, in the performance of any term, covenant, condition, provision or agreement contained in this Lease and (d) whether or to the best of Tenant's actual knowledge, not there are any setoffs, defenses or counterclaims against enforcement of the obligations to be performed under this Lease and, if there are, specifying each default, setoff, defense or counterclaim. Any such statement may be conclusively relied upon by any prospective purchaser or lessee, encumbrance or ground lessor of the Premises or of all or any portion of the Project. Tenant's failure to deliver such statement within such time shall be deemed a statement that this Lease is in full force and effect, without modification except as may be represented by Landlord, that there are no uncured defaults in Landlord's performance, nor any setoffs, defenses or counterclaims, and that no more than one month's Base Annual Rent has been paid in advance.

        26.12.2. Landlord shall upon not less than ten (10) business days prior notice from a prospective purchaser or lender of Tenant, execute and deliver to Tenant a statement in writing certifying to the following: (a) that this Lease is unmodified and in full force and effect (or, if modified, adequately identifying such modification and certifying that this Lease, as so modified, is in full force and effect) and (b) the dates to which the Base Annual Rent, additional payments and other charges are paid, (c) whether or not there is any default by Tenant to the best of Landlord's actual knowledge, or by Landlord, in the performance of any term, covenant, condition, provision or agreement contained in this Lease.

Section 26.13 - Authority

        If Tenant or Landlord signs as a corporation or partnership, each of the persons executing this Lease on behalf of Tenant or Landlord does hereby covenant and warrant that the party on whose behalf such person(s) sign is a duly authorized and existing entity, has and is qualified to do business in the state where the Project is located, has full right and authority to enter into this Lease, and that each and every person signing on behalf of such party is authorized to do so. Upon Landlord's or Tenant's request, the other party shall provide the requesting party with evidence satisfactory to the requesting party confirming the foregoing covenants and warranties.

Section 26.14 - Attorneys' Fees

        In the event that either Landlord or Tenant fails to perform any of its obligations under this Lease or in the event a dispute arises concerning the meaning or interpretation of any provision of this Lease, the basis of the dispute shall be settled by judicial proceedings and the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay all costs and expenses incurred by the other party in enforcing or establishing its rights hereunder, including without limitation, court costs and all fees, costs and expenses for legal representation, including, without limitation, expert witness fees.

Section 26.15 - Waiver of Trial by Jury; Venue; Jurisdiction

        The respective parties hereto hereby waive trial by jury and any objection to venue in Alameda County, and agree and consent to personal jurisdiction of the courts of the State of California, in any action, proceeding or counterclaim brought by either of the parties herein against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, or any claim of injury or damage, or the enforcement of any remedy under any statute, emergency or otherwise.

Section 26.16 - INTENTIONALLY OMITTED

Section 26.17 - Binding Effect

        Submission of this instrument for examination or signature by Tenant does not constitute an offer to Lease, or a reservation of or option for a Lease, and it is not effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

Section 26.18 - Signs

        Tenant shall have the right to display and maintain, at Tenant's expense, on the exterior of the Premises, or in the interior of the Premises if visible from the exterior of the Premises, only such signs, names, insignia, trademarks and other descriptive, symbolic or decorative material of any kind ("Sign" or "Signs"): (a) as shall have first received the written approval of Landlord as to type, size, color, location and other design features; (b) as shall comply with the provisions and criteria of the Sign Program set forth in Exhibit F hereto to the extent applicable; and (c) for which Tenant has first obtained, at Tenant's expense, all required governmental approvals. Landlord's review of Signs shall be made in accordance with the provisions and criteria set forth in Exhibit F to the extent applicable. Notwithstanding any other provision of this Lease, in no event shall Tenant make any alteration or addition to or improvement on or visible from the exterior of the Premises without Landlord's prior written consent, which may be withheld in Landlord's sale and absolute discretion.

Section 26.19 - No Merger

        The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to it of any or all such subleases or subtenancies.

Section 26.20 - Acknowledgement of Waivers and Limitations

        TENANT SPECIFICALLY ACKNOWLEDGES THAT THIS LEASE CONTAINS CERTAIN WAIVERS OF CERTAIN STATUTORY AND COMMON LAW RIGHTS AND CERTAIN LIMITATIONS ON DAMAGES AND THAT TENANT HAS AGREED THERETO.

Section 26.21 - Exhibits; Riders; Addenda

        This lease consists of pages 1 through 39, inclusive, together with the Summary of Basic Terms, Exhibits A through H and Rider No. 1, all of which are made a part hereof as though fully set forth herein.

        IN WITNESS HEREOF, Landlord and Tenant have respectively executed this Lease as of the day and year set forth in Paragraph A of the Summary of Basic Terms.


TENANT:                                     LANDLORD:

TELESCIENCES, INC.,                         METROPOLITAN LIFE INSURANCE COMPANY,
a Delaware Corporation                      a New York corporation


By: /s/ Robert F. Onraet                    By: /s/ Edward J. Hayes
    ------------------------                    ----------------------------
    Robert F. Onraet                        Print name: /s/ Edward J. Hayes
                                                        --------------------
    Its Executive Vice President               Its: ASSISTANT VICE PRESIDENT
        & Chief Financial Officer                   ------------------------


By: /s/ John McGuire
    ------------------------
    John McGuire
    Its Vice President